Wolverine
Employees' Pension Plan

Effective January 1, 2025

150 Ottawa Ave. NW
Suite 1500
Grand Rapids, MI 49503
616.752.2500
WNJ.com

A BETTER PARTNERSHIP®

WOLVERINE

EMPLOYEES' PENSION PLAN

TABLE OF CONTENTS

Page
ARTICLE 1 - Establishment of Plan and Trust    1
1.1    Establishment of Plan    1
(a)    Employer    1
(b)    Plan History    1
(c)    Adopting Employers    1
1.2    Trust Fund    2
(a)    Trust Agreement    2
(b)    Trust Fund    2
(c)    Trustee    2
1.3    Compliance With Law    2
1.4    Effective Dates of Plan Provisions    2
1.5    Application to Inactive and Former Participants    2
1.6    Merger of Plans    3
(a)    Union Plan    3
(b)    Other Plan Mergers    3
ARTICLE 2 - Definitions    3
Table of Definitions    x
2.1    Break in Service    3
2.2    Employer Contributions    3
2.3    5% Owner    4
(a)    Corporation    4
(b)    Partnership    4
(c)    Proprietorship    4
2.4    Highly Compensated Employee    4
(a)    Definition    4
(b)    Determination Rules    4
2.5    Hour of Service    5
(a)    Generally    5
(b)    Back Pay    5
(c)    No Duties Performed    5
(d)    Qualified Maternity or Paternity Absence    6
(e)    Qualified Military Service    6
(f)    No Duplication    7
(g)    Non-Covered Employment    7
(h)    Periods Credited    7

-i-

Page
(i)    Additional Hours    7
(j)    Predecessor Plan    7
(k)    Leased Employee    7
(l)    Equivalency    7
2.6    Person    7
2.7    Plan Year    8
2.8    Related Employer    8
2.9    Valuation Date    8
ARTICLE 3 - Eligibility to Participate    8
3.1    Eligibility Requirements    8
(a)    Employee    8
(b)    Covered Employment    9
3.2    Participation Rules    9
(a)    Termination of Participation    9
(b)    No Resumption of Participation    9
(c)    Transfer From Covered Employment    9
3.3    Leased Employee    10
(a)    Definition    10
(b)    Exceptions    10
ARTICLE 4 - Contributions    10
4.1    Amount of Employer Contribution    10
(a)    Minimum Funding    11
(b)    Forfeitures    11
4.2    Timing of Contributions    11
(a)    Quarterly Payments    11
(b)    Final Payment    11
4.3    Return of Employer Contributions    11
(a)    Mistake of Fact    11
(b)    Nondeductible    11
(c)    Amount    12
ARTICLE 5 - Amount of Benefits    12
5.1    Normal Retirement    12
(a)    Normal Retirement Date    12
(b)    Normal Retirement Benefit    12
(c)    Accrued Benefit    12
(d)    Formula Components    13
5.2    Early Retirement    17
(a)    Early Retirement Date    17
(b)    Early Retirement Benefit    17

-ii-

Page
(c)    Early Payment    18
(d)    Union Plan Exceptions    18
5.3    Late Retirement    19
(a)    Eligibility    19
(b)    Late Retirement Date    19
(c)    Late Retirement Benefit    19
5.4    Deferred Vested Retirement    20
(a)    Deferred Vested Benefit    20
(b)    Vested Accrued Benefit    20
(c)    Early Payment    20
5.5    Death Benefits    20
(a)    Death Before Vesting    20
(b)    Death Before Annuity Starting Date    20
(c)    Death After Annuity Starting Date    22
5.6    Disability Benefit    22
(a)    Disability Benefit    22
(b)    Continuation    22
(c)    Recovery    22
(d)    Offset for Workers' Compensation and Other Payments    23
(e)    Suspension    23
5.7    Benefit Rules    23
(a)    Single Benefit    23
(b)    Previously Paid Benefits    23
(c)    Transfer    23
5.8    Maximum Annual Benefits    23
(a)    Annual Benefit    24
(b)    Defined Benefit Dollar Limit    24
(c)    Compensation Limit    24
(d)    Section 415 Compensation    25
(e)    Limitation Year    26
(f)    Aggregation Rules    26
5.9    Adjustments to Maximum Annual Benefits    28
(a)    Annual Benefit Actuarial Adjustment    28
(b)    Adjustments to Defined Benefit Dollar Limit and Compensation Limit 29
(c)    $10,000 Minimum Benefit    31
(d)    Grandfathered Annual Benefit    31
(e)    Cost of Living Adjustment    31
ARTICLE 6 - Determination of Vested Percentage    32
6.1    Year of Vesting Service    32
6.2    Vested Percentage    32
(a)    Vesting Schedule    32
(b)    Normal Retirement Date    32
6.3    Forfeiture/Deemed Cashout    32

-iii-

Page
6.4    Five Breaks in Service    33
(a)    Cancellation of Vesting and Benefit Service    33
(b)    No Forfeiture    33
6.5    Lost Recipient    33
(a)    Restoration    33
(b)    No Restoration    33
ARTICLE 7 - Payment of Benefits    34
7.1    Time of Payment    34
(a)    Normal Retirement Benefit    34
(b)    Early Retirement Benefit    34
(c)    Late Retirement Benefit    34
(d)    Deferred Vested Benefit    34
(e)    Death Benefit    35
(f)    Immediate Benefit    35
(g)    QDRO    35
(h)    Plan Termination    36
7.2    Determination of Benefits    36
(a)    Actuarially Equivalent    36
(b)    Actuarially Equivalent/Lump Sum    36
7.3    Form of Payment    37
(a)    Standard Form    37
(b)    Optional Forms of Payment    37
(c)    Direct Rollover to Another Plan    38
(d)    Small Balance/Automatic Rollover to IRA    39
7.4    Required Distribution Rules    39
(a)    Time of Distribution    39
(b)    General Annuity Requirements    40
(c)    Requirements For Annuity Distributions That Commence
During Participant's Lifetime    41
(d)    Requirements For Minimum Distributions Where Participant
Dies Before Date Distributions Begin    42
(e)    Definitions    43
(f)    Actuarial Increase After 70 1/2    43
(g)    TEFRA Election    44
7.5    Waiver of QJSA or QPSA; Election of Method and Time of Benefit Payments    44
(a)    Waiver of QJSA    44
(b)    Waiver of QPSA    44
(c)    Spousal Consent    45
(d)    Permitted Elections    46
(e)    Participant Consent    46
(f)    Exceptions    47
(g)    Election Requirements    48
(h)    Failure to Elect    49

-iv-

Page
(i)    Additional Information    49
(j)    No Retroactive Payment    49
7.6    Determination of Beneficiary    49
(a)    Beneficiary    50
(b)    Successor Beneficiaries    50
(c)    Married Participant; Spousal Consent    50
(d)    Default Determination    50
(e)    Death of Beneficiary    51
(f)    No Surviving Beneficiary    51
(g)    Alternate Payee    51
(h)    Beneficiary Treated as Predeceased    51
(i)    Determination    52
7.7    Facility of Payment    52
(a)    Minimum Payments    52
(b)    Incapacity    52
(c)    Legal Representative    52
(d)    Annuity Contract Purchase    52
ARTICLE 8 - Administration of the Plan    53
8.1    Duties, Powers, and Responsibilities of the Employer    53
(a)    Required    53
(b)    Discretionary    53
8.2    Employer Action    53
8.3    Plan Administrator; Named Fiduciary    53
8.4    Committee    54
(a)    Powers and Duties    54
(b)    Membership    54
(c)    Records    54
(d)    Actions    54
(e)    Compensation    54
(f)    Conflict of Interest    54
8.5    Duties, Powers, and Responsibilities of the Administrator    55
(a)    Agent for Service of Process    55
(b)    Trustee    55
(c)    Amendment    55
(d)    Mergers; Spin-Offs    55
(e)    Investment Manager    55
(f)    Investment Adviser    55
(g)    Custodian    56
(h)    Payment of Administrative Expenses    56
(i)    Plan Interpretation and Administration    56
(j)    Participant Rights    56
(k)    Limits; Tests    56
(l)    Benefits and Vesting    56
(m)    Errors    56
(n)    Claims and Elections    56

-v-

Page
(o)    Benefit Payments    56
(p)    Qualified Domestic Relations Orders    56
(q)    Administration Information    57
(r)    Recordkeeping    57
(s)    Reporting and Disclosure    57
(t)    Penalties; Excise Taxes    57
(u)    Advisers    57
(v)    Expenses, Fees, and Charges    57
(w)    Nondiscrimination    57
(x)    Bonding    57
(y)    Other Powers and Duties    57
8.6    Delegation of Duties    57
(a)    General    57
(b)    Fiduciary Duties    58
(c)    Conflict    58
8.7    Interrelationship of Fiduciaries; Discretionary Authority    58
(a)    Performance of Duties    58
(b)    Reliance on Others    58
(c)    Discretionary Authority of Fiduciaries    58
8.8    Compensation; Indemnification    58
(a)    Compensation    58
(b)    Indemnification    58
8.9    Fiduciary Standards    59
(a)    Prudence    59
(b)    Exclusive Purpose    59
(c)    Prohibited Transaction    59
8.10    Claims; Appeal Procedures    59
(a)    Claims    59
(b)    Notification of Adverse Determination    60
(c)    Appeal    60
(d)    Final Decision    60
(e)    Notification of Adverse Determination on Appeal    60
(f)    Disability Claims    60
(g)    Extensions    61
(h)    Full and Fair Review    61
(i)    Authorized Representative; Hearings    61
8.11    Seeking Review of a Claim in Court    61
(a)    Exhaustion of Appeal Procedures Required    61
(b)    Filing Deadline    61
(c)    Forum Selection    61
(d)    Administrator's Failure to Follow Appeal Procedures    62
8.12    Participant's Responsibilities.    62
(a)    Requests    62
(b)    Furnish Information    62
8.13    Electronic Administration    62
8.14    Qualified Domestic Relations Orders    62
(a)    QDRO    62
(b)    Alternate Payee    63

-vi-

Page
ARTICLE 9 - Investment of Funds    63
9.1    Investment Responsibility    63
9.2    Authorized Investments    64
(a)    Specific Investments    64
(b)    Right of Trustee To Hold Cash    64
ARTICLE 10 - Funding    64
ARTICLE 11 - Amendment, Mergers, Successor Employer    65
11.1    Amendment by Employer    65
(a)    Prohibitions    65
(b)    Notice    65
11.2    Amendment by Warner Norcross + Judd LLP    66
(a)    Authorized Amendments    66
(b)    Termination of Authority    66
11.3    Merger of Plans    66
(a)    Preservation of Accrued Benefits    66
(b)    Actuarial Statement    66
(c)    Authorization    66
11.4    Successor Employer    67
ARTICLE 12 - Termination    67
12.1    Right to Terminate    67
(a)    Employer    67
(b)    Pension Benefit Guaranty Corporation    67
12.2    Automatic Termination    68
12.3    Termination of Plan    68
(a)    Liquidation of Assets    68
(b)    Priorities    68
(c)    Rules For Application    69
12.4    Effect of Termination    70
(a)    Nonforfeitability    70
(b)    Distribution    70
(c)    Recourse Only Against Trust Assets    70
12.5    Reversion of Assets    71
12.6    Highest Paid Restriction    71
(a)    Restrictions on Termination    71
(b)    Restrictions on Distributions    71
(c)    Payment of Restricted Benefit in Full    72
(d)    Payments Prior to January 1, 1994    72

-vii-

Page
12.7    Special Restriction    73
(a)    Restricted Date    73
(b)    Change in Control    73
(c)    Unrestricted Date    74
(d)    Termination/Partial Termination    74
(e)    Merger Consolidation    74
(f)    Amendment    74
ARTICLE 13 - General Provisions    75
13.1    Spendthrift Provision    75
(a)    Not Security    75
(b)    Crimes and ERISA Violations    75
(c)    Attempts Void    76
13.2    Effect Upon Employment Relationship    76
13.3    No Interest in Employer Assets    76
13.4    Construction    77
13.5    Severability    77
13.6    Governing Law    77
13.7    Nondiversion    77
13.8    Correction of Errors and Recoupment    77
13.9    Limitations for Underfunded Plans    78
(a)    Limitation on Benefit Accruals    78
(b)    Limitation on Benefit Payments    78
(c)    Limitation on Unpredictable Contingent Event Benefits    80
(d)    Limitation on Plan Amendments    80
(e)    Automatic Resumption/Restoration    80
(f)    Definitions    81
13.10    Authorization of PTE 80-26 Loan    83
(a)    Right to Collect    83
(b)    PTE 80-26 Loan Requirements    83
(c)    Written Loan Agreement    84
ARTICLE 14 - Top-Heavy Plan Provisions    84
14.1    Top-Heavy Plan    84
(a)    Not Required or Permissive Aggregation Group    84
(b)    Required Aggregation Group    84
(c)    Permissive Aggregation Group    84
14.2    Top-Heavy Determination    84
(a)    Top-Heavy Ratio    84
(b)    Present Value of Accrued Benefits    85
(c)    Required Aggregation Group    86
(d)    Permissive Aggregation Group    86
(e)    Determination Date    86

-viii-

Page
(f)    Key Employee    86
(g)    Top-Heavy Valuation Date    87
14.3    Minimum Benefits    87
(a)    Minimum Accrued Benefit    87
(b)    Minimum Average Monthly Compensation    87
14.4    Vesting Schedule    87
(a)    Cessation    88
(b)    Vesting Schedule Change    88
14.5    Collective Bargaining Exclusion    88
SCHEDULE A

-ix-

TABLE OF DEFINITIONS
Term	Location
Accrued Benefit	5.1(c)
Actuarially Equivalent	7.2(a), (b)
Actuaries	8.5(u)
Administrator	8.3
AFTAP	13.9(f)(i)
Alternate Payee	8.14(b)
Annual Benefit	5.8(a)
Annual Compensation Limit	5.1(d)(vi)(C)
Annuity Starting Date	7.5(e)(ii); 13.9(f)(ii)
Applicable Measurement Date	13.9(f)(iii)
Average Monthly Compensation	5.1(d)(v)
Beneficiary	7.6(a)
Benefit Commitments	12.1(b)(iii)
Break in Service	2.1
Change in Control	12.7(b)
Claim	8.10(a)
Claimant	8.10(a)
Code	1.3
Compensation	5.1(d)(vi)
Compensation Limit	5.8(c)
Covered Compensation	5.1(d)(ii)
Covered Employment	3.1(b)
Deferred Vested Benefit	5.4(a)
Defined Benefit Dollar Limit	5.8(b)
Determination Date	14.2(e)
Disability Benefit	5.6(a)
80-26 Lender	13.10
Early Retirement Benefit	5.2(b); 5.2(d)(ii)
Early Retirement Date	5.2(a); 5.2(d)(i)
Effective Date	1.4
Employee	3.1(a)
Employer	1.1(a)
Employer Contributions	2.2
ERISA	1.3
Final Average Monthly Compensation	5.1(d)(iii)
5% Owner	2.3

-x-

Term	Location
417(e) Interest Rate	7.2(b)(i)
417(e) Mortality Table	7.2(b)(ii)
Highly Compensated Employee	2.4(a)
Hour of Service	2.5(a)
Investment Manager	8.5(e)(ii)
Key Employee	14.2(f)
Late Retirement Benefit	5.3(c)
Late Retirement Date	5.3(b)
Leased Employee	3.3(a)
Limitation Year	5.8(e)
Look-Back Year	2.4(b)(i)
Minimum Accrued Benefit	14.3(a)
Minimum Average Monthly Compensation	14.3(b)
Monthly Social Security Allowance	5.1(d)(i)
Normal Retirement Benefit	5.1(b)
Normal Retirement Date	5.1(a)
Participant	3.1
PBGC	12.1(b)
PBGC Maximum Benefit Guarantee Amount	13.9(f)(iv)
Permissive Aggregation Group	14.2(d)
Person	2.6
Plan Year	2.7
Present Value of Accrued Benefits	14.2(b)(i)
Prohibited Payment	13.9(f)(v)
QDRO	8.14
QJSA	7.3(a)(i)(A)
QPSA	5.5(b)(i)(C)
Qualified Maternity or Paternity Absence	2.5(d)(i)
Qualified Military Service	2.5(e)(i)
Regulations	1.3
Related Employer	2.8
Required Aggregation Group	14.2(c)
Required Beginning Date	7.4(a)(i)
Restricted Date	12.7(a)

-xi-

Term	Location
Restricted Period	12.7
Restricted Portion	13.9(f)(vi)
Section 415 Compensation	5.8(d)
Single Life Annuity	7.3(b)(i)
Social Security Retirement Age	5.1(d)(iv)
Spouse	5.5(b)(i)(A)
Surviving Spouse	5.5(b)(i)(B)
Taxable Wage Base	5.1(d)(ii)(A)
TEFRA Election	7.4(g)
Top-Heavy Plan	14.1
Top-Heavy Ratio	14.2(a)
Top-Heavy Valuation Date	14.2(g)
Trust Agreement	1.2(a)
Trustee	1.2(c)
Trust Fund	1.2(b)
Union Plan	1.6(a)
Unpredictable Contingent Event	13.9(f)(vii)
Unpredictable Contingent Event Benefits	13.9(f)(viii)
Unrestricted Date	12.7(c)
Unrestricted Portion	13.9(f)(ix)
USERRA	2.5(e)(ii)
Valuation Date	2.9
Vested Accrued Benefit	5.4(b)
Vesting Period	6.1
Year of Benefit Service	5.1(d)(vii)
Year of Vesting Service	6.1

-xii-

WOLVERINE

EMPLOYEES' PENSION PLAN

Wolverine World Wide, Inc., a Delaware corporation, amends and restates the Wolverine Employees' Pension Plan.

ARTICLE 1
Establishment of Plan and Trust

1.1    Establishment of Plan.
This defined benefit plan is established by the Employer for the exclusive benefit of eligible Employees and their beneficiaries.

(a)    Employer. "Employer" means Wolverine World Wide, Inc. and any other employer that had adopted this plan or has Employees who are participating in this plan.
(b)    Plan History. A schedule of the effective dates of this plan and certain amendments is attached to this plan as Schedule A.

(c)    Adopting Employers. Participation in this plan is frozen. No additional adopting employers are permitted under this plan; however, any successor to an adopting employer or a Related Employer who has not previously adopted the plan shall automatically become an adopting employer to the extent the entity employs any Participants in this plan. Adoption of this plan by an employer other than Wolverine World Wide, Inc. shall not create a separate plan.

(i)    Administration and Delegation. For purposes of administration of this plan, including without limitation, amendment and termination and any action deemed necessary or appropriate to maintain the qualified tax-exempt status of this instrument, Employer means only Wolverine World Wide, Inc. and Administrator means only the Wolverine World Wide Plan Administrative Committee. Each adopting employer delegates to the Employer and Administrator full authority to exercise all duties and powers of the Employer and the Administrator in the administration of this plan, including the power to amend the plan and to terminate the plan on behalf of all adopting employers.

(ii)    Amendment. Except as expressly stated otherwise in the amendment, any amendment adopted by the Administrator or Employer applies to and is binding on all adopting employers.

1.2    Trust Fund.

Plan assets will be delivered to the Trustee to be held in trust and administered under the terms of this plan and the Trust Agreement. The Trust Fund shall be established and operated for the exclusive benefit of Participants and their beneficiaries and may not be diverted to other purposes, except that plan assets may be used to pay reasonable expenses of administration.

(a)    Trust Agreement. "Trust Agreement" means the separate trust document, as amended from time to time, for the trust established under this plan. The provisions of this plan control in any case where there is an inconsistency or ambiguity between the terms of this plan and the terms of the Trust Agreement.

(b)    Trust Fund. "Trust Fund" means the fund established under the Trust Agreement. It is intended that the Trust Fund be qualified under Code Section 501(a).

(c)    Trustee. "Trustee" means the individual(s), bank, or trust company that serves as the Trustee under the Trust Agreement.

1.3    Compliance With Law.
This benefit program is intended to continue a qualified retirement plan under the Internal Revenue Code of 1986 ("Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and all applicable Regulations issued under the Code and ERISA ("Regulations").

1.4    Effective Dates of Plan Provisions.

"Effective Date" of this restated plan means January 1, 2025, unless a provision specifies a different effective date. Each plan provision applies from its effective date until the effective date of an amendment.

1.5    Application to Inactive and Former Participants.

An amendment to this plan shall apply to former Participants and to Participants not employed in Covered Employment on the effective date of the amendment only if it amends a provision of the plan that continues to apply to those Participants or only to the extent it expressly states that it is applicable. Except as specified in the preceding sentence, if a Participant is not employed in Covered Employment on the effective date of an amendment, the amendment shall not become applicable to the Participant unless the Participant has an Hour of Service in Covered Employment after the effective date of the amendment.

1.6    Merger of Plans.

(a)    Union Plan. The Wolverine Collectively Bargained Employees' Pension Plan ("Union Plan") was merged into this plan, effective as of December 31, 2019. All assets and liabilities of the Union Plan as of December 31, 2019, were transferred to the trust created by this plan, and all benefits payable under the Union Plan shall be paid from this trust. There were no active collectively bargained employees covered under the Union Plan at the time of the merger. The benefit of a participant under the Union Plan was determined under the terms of the Union Plan in effect on the date of such participant's termination of employment, and any participant of the Union Plan will not be entitled to accrue additional benefits under the Union Plan or this plan subsequent to the merger (unless a former collectively bargained employee had transferred from employment covered by the Union Plan to Covered Employment prior to the date participation in this plan was frozen).

(b)    Other Plan Mergers. The Webster Manufacturing Unit Hourly Rated Employees Pension Plan and the Wolverine Hy-Test, Inc. Collectively Bargained Pension Plan were previously merged into this plan. All assets and liabilities of these plans were transferred to the trust created by this plan, and all benefits payable under these plans shall be paid from this trust.

ARTICLE 2

Definitions

Except for the following general definitions, defined terms are located at or near the first major use of the term in this plan. A table showing the location of all definitions appears immediately after the table of contents. When used as defined, the first letter of each defined term is capitalized.

2.1    Break in Service.

"Break in Service" means an Employee's failure to complete more than 500 Hours of Service during a 12-consecutive-month period due to an Employee's termination of employment. An unpaid leave of absence under the Family and Medical Leave Act of 1993 will not be treated as or counted toward a Break in Service.

2.2    Employer Contributions.

"Employer Contributions" means all contributions paid to the Trust Fund by the Employer under Article 4.

2.3    5% Owner.

"5% Owner" means:

(a)    Corporation. An individual who owns (or is considered to own under Code Section 318) either more than 5% of the outstanding stock of a corporate Employer or Related Employer, or stock possessing more than 5% of the total combined voting power of all stock of a corporate Employer or Related Employer;

(b)    Partnership. A partner who owns more than 5% of the capital or profits interest in an Employer or Related Employer that is a partnership; or

(c)    Proprietorship. An Employer or Related Employer that is a sole proprietor.
Notwithstanding aggregation of the Employer and all Related Employers as required by Code Sections 414(b), (c) and (m), the percentage of ownership for purposes of this definition shall be determined separately for each entity that is an Employer or Related Employer.

2.4    Highly Compensated Employee.

(a)    Definition. "Highly Compensated Employee" for a Plan Year means any Employee who:

(i)    5% Owner. Was a 5% Owner at any time during the current Plan Year or the 12-month period immediately preceding the current Plan Year; or

(ii)    Other. Is described in (A) and (B) during the Look-Back Year.

(A)    Compensation. Received Section 415 Compensation in excess of $155,000 (as adjusted under Code Section 415(d) for Plan Years beginning after December 31, 2024); and

(B)    Top-Paid 20%. Was among the top-paid 20% of Employees when ranked by Section 415 Compensation.

(b)    Determination Rules. The determination of who is a Highly Compensated Employee for a Plan Year shall be made under Code Section 414(q) and Regulations, including the following rules:

(i)    Look-Back Year.    "Look-Back Year" means the 12-month period immediately preceding the current Plan Year.

(ii)    Top-Paid 20%. The following Employees are excluded before determining the top-paid 20% of Employees:

(A)    Age and Service. Employees who have not attained age 21 or completed six months of service by the last day of the Look-Back Year;

(B)    Part-Time/Seasonal. Employees who normally work less than 17 1/2 hours per week or normally work six months or less in any Plan Year;

(C)    Nonresident Aliens. Employees who are nonresident aliens receiving no earned income from sources within the United States; and
(D)    Collective Bargaining Employees. Employees covered by a collective bargaining agreement if more than 90% of all Employees are covered by a collective bargaining agreement and this plan excludes them.

(iii)    Former Employees. A former Employee who was a Highly Compensated Employee at termination of employment or at any time after attaining age 55 shall be a Highly Compensated Employee at all times thereafter.

(iv)    Consistency. The determination of Highly Compensated Employees must be applied consistently to the determination years of all qualified retirement and non-retirement plans maintained by the Employer (and any Related Employer) that begin with or within the same calendar year. For purposes of this provision, determination year means the plan year for which the determination of Highly Compensated Employees is being made.

2.5    Hour of Service.

(a)    Generally. "Hour of Service" means each hour that an Employee is directly or indirectly paid or entitled to be paid by the Employer for the performance of duties during the applicable period. These hours will be credited for the period in which the duties are performed.

(b)    Back Pay. Hours of Service include each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer. Back pay hours will be credited to the Employee for the period or periods to which the award or agreement pertains.

(c)    No Duties Performed. For all purposes under this plan, an Employee will be credited with the first 501 Hours of Service for which the Employee is directly or indirectly paid or entitled to be paid by the Employer (including back pay) for each single period of absence from work, even if no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military service, leave of absence, or other similar reasons, even if employment terminates. However, an Employee is not required to be credited with Hours of Service for periods in which no duties are performed if the Employee is compensated solely as required by worker's compensation, unemployment compensation, or disability insurance laws. Hours described in this subsection (c) will be credited to the Employee for the period in which payment is made or amounts payable to the Employee become due.

(d)    Qualified Maternity or Paternity Absence. Only for purposes of determining whether the Employee has a Break in Service, an Employee will be credited with the first 501 Hours of Service during a Qualified Maternity or Paternity Absence.

(i)    Definition of Qualified Maternity or Paternity Absence. "Qualified Maternity or Paternity Absence" means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with adoption of the child, or caring for a child immediately after the birth or placement of the child with the Employee.
(ii)    Credit. If necessary to avoid a Break in Service, Hours of Service will be credited for the period in which the absence begins. If the hours are not necessary to prevent a Break in Service for that period, the hours will be credited for the next period. Hours of Service are credited at the rate the Employee normally would have earned Hours of Service. If these hours cannot be determined, the hours will be credited at the rate of eight hours per day of absence.
(e)    Qualified Military Service. If an Employee enters Qualified Military Service and returns to employment with the Employer, the Employee will be credited with Hours of Service for the hours the Employee would have been scheduled to work during the period of Qualified Military Service.

(i)    Definition of Qualified Military Service. "Qualified Military Service" means the performance of duty, on a voluntary or involuntary basis, in a uniformed service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty. For purposes of this definition, a uniformed service means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, or any other category of persons designated by the President in time of war or national emergency.

(ii)    Qualification/Reemployment. To qualify for this credit, the Employee must return to employment with the Employer in accordance with and within the time limits established by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") (Chapter 43 of Title 38 of the United States Code).

(iii)    Death Before Reemployment. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service with reemployment rights under USERRA, the Participant will be credited with Hours of Service in accordance with this provision for purposes of determining the Participant's Years of Vesting Service.

(f)    No Duplication. There will be no duplication in the crediting of Hours of Service. An Employee will not be credited with more than one Hour of Service for each hour paid at a premium rate.

(g)    Non-Covered Employment. Hours of Service earned in employment with the Employer or a Related Employer that is not Covered Employment count toward service for purposes of determining eligibility to participate in this plan and vesting, but not toward benefit service for determining the Participant's Accrued Benefit.
(h)    Periods Credited. Generally, Hours of Service are credited as provided in Section 2530.200b of the ERISA Regulations. Hours of Service under (c) above are credited under the rules of this section and as provided in Section 2530.200b-2(b) of those Regulations. Hours of Service are credited to appropriate periods determined under the rules set forth in Section 2530.200b-2(c) of those Regulations.

(i)    Additional Hours. The Administrator may adopt additional written, uniform, and nondiscriminatory rules that credit more Hours of Service than those required under the rules set forth in this section.

(j)    Predecessor Plan. If this plan is required to be treated as a continuation of the plan of a predecessor employer under Code Section 414(a), an Employee must be credited with all Hours of Service credited to the Employee under the predecessor's plan.

(k)    Leased Employee. Hours of Service for purposes of eligibility and vesting will be credited for any period for which an individual is a Leased Employee or would have been a Leased Employee but for the requirement that the individual perform services as described in Section 3.4(a)(i) on a full-time basis for at least a one-year period, including, but not limited to, due to the individual becoming an Employee prior to the end of the one-year period.

(l)    Equivalency. If an Employee is not paid on an hourly basis and records of hours worked are not maintained, Hours of Service will be credited at the rate of 10 hours per day for each day that the Employee would be credited with at least one Hour of Service under this section.
2.6    Person.
"Person" means an individual, committee, proprietorship, partnership, corporation, trust, estate, association, organization, or similar entity.

2.7    Plan Year.

"Plan Year" means the 12-month period beginning each January 1.

2.8    Related Employer.

"Related Employer" means (i) each corporation, other than the Employer, that is a member of a controlled group of corporations, as defined in Code Section 414(b), of which the Employer is a member; (ii) each trade or business, other than the Employer, whether or not incorporated, under common control of or with the Employer within the meaning of Code Section 414(c); (iii) each member, other than the Employer, of an affiliated service group, as defined in Code Section 414(m), of which the Employer is a member; and
(iv) any other entity required to be aggregated with the Employer by Regulations under Code Section 414(o). An entity shall not be considered a Related Employer for any purpose under this plan during any period it is not described in (i), (ii), (iii), or (iv) in the preceding sentence.

2.9    Valuation Date.
"Valuation Date" means the last day of the Plan Year and any other date specified as a Valuation Date by the Administrator when the assets of the plan are valued at their current fair market value in accordance with a method consistently followed and uniformly applied in accordance with the Code, ERISA, and applicable Regulations.

ARTICLE 3

Eligibility to Participate

3.1    Eligibility Requirements.

Participation in this plan is frozen. No new Employee hired on or after January 1, 2013, is eligible to become a Participant in this plan. An Employee who was employed in Covered Employment on December 31, 2012, and who previously became a Participant ("Participant") in this plan in accordance with the terms of the plan in effect at that time or who became a Participant due to participating in a plan that merged into this plan, will continue to participate in this plan.

(a)    Employee. "Employee" means an individual who is employed by the Employer or a Related Employer and who receives compensation through the Employer's or Related Employer's United States payroll for personal services to the Employer or Related Employer that is subject to withholding for federal income tax purposes.

(b)    Covered Employment. "Covered Employment" means employment with the Employer in an eligible classification as of December 31, 2012. All employment with the Employer or a Related Employer that had adopted this plan prior to December 31, 2012, is considered an eligible classification other than the classifications described in (i) and
(ii) below.

(i)    Saucony and Retail Exclusions. Covered Employment does not include employment as an Employee who was previously employed by Saucony, Inc. and who became an Employee as a result of the acquisition of Saucony, Inc. (unless the Employee is subsequently hired independently of the acquisition by the Employer or became eligible to participate in this plan on July 1, 2004, as a permanent, regular Employee of the Employer) and employment as a retail store employee hired on or after August 1, 2011

(ii)    Other Exclusions. Covered Employment also does not include employment with a Related Employer unless the Related Employer had adopted this plan, employment as a Leased Employee, employment in a unit of employees covered by a collective bargaining agreement under which the Employer has engaged in good faith negotiations about retirement benefits, or employment as a nonresident alien receiving no earned income from sources within the United States. Covered Employment also excludes the performance of services by any individual who is a resident of Puerto Rico or classified by the Employer as other than an Employee (such as an independent contractor) even if it is later determined by a court or administrative agency that the classification is not correct.

3.2    Participation Rules.

(a)    Termination of Participation. Participation shall terminate upon the earliest of the date the Participant is not an Employee and has been paid the full amount due under this plan or the date of the Participant's death.

(b)    No Resumption of Participation. If a former Participant is rehired after December 31, 2014, the former Participant shall not be eligible to resume participation in this plan.

(c)    Transfer From Covered Employment. If a Participant transfers to a position with the Employer or a Related Employer that results in the Participant ceasing to be employed in Covered Employment under this plan, the Participant shall be entitled to the Accrued Benefit determined on the date of transfer based solely on service and Compensation with the Employer prior to the date of the transfer or if earlier, the date the benefit accruals were frozen with respect to the Participant. Notwithstanding the preceding sentence, if a Participant whose benefit accruals are not frozen transfers from Covered Employment, compensation earned while an Employee subsequent to the transfer will be treated as Compensation earned in Covered Employment for purposes of determining the amount of the Participant's Accrued Benefit.

3.3    Leased Employee.

(a)    Definition. "Leased Employee" means an individual described in and required to be treated as employed by the recipient under Code Sections 414(n) and 414(o) and Regulations. For this definition, the term recipient includes the Employer and any Related Employer for whom the individual performs services.

(i)    Code Section 414(n). A Leased Employee under Code Section 414(n) is an individual who is not an Employee but who performs services for the recipient under the primary direction or control of the recipient, pursuant to an agreement between the recipient and a leasing organization, on a full-time basis for at least a one-year period.

(ii)    Code Section 414(o). A Leased Employee includes a leased owner or a leased manager determined to be a Leased Employee under Code Section 414(o) and the Regulations.
(b)    Exceptions. A Leased Employee shall not be treated as employed by the recipient if:

(i)    Less Than 20%. Leased Employees determined under (a) above do not constitute more than 20% of the recipient's non-highly compensated work force, and

(ii)    Covered by Plan Described in Code Section 414(n). The individual is covered by a money purchase pension plan described in Code Section 414(n) maintained by the leasing organization with a nonintegrated employer contribution rate of at least 10% of compensation, immediate participation for all employees of the leasing organization, and full and immediate vesting. Immediate participation shall not be required for employees who received less than $1,000 in compensation from the leasing organization in each Plan Year during the four-year period ending with the current Plan Year. For purposes of this provision, compensation means Section 415 Compensation.

ARTICLE 4

Contributions

4.1    Amount of Employer Contribution.
Each Plan Year the Employer shall contribute to the Trust Fund an amount determined by a funding policy consistent with plan objectives and in accordance with the funding method adopted on the advice of the Actuary. The funding method shall not be changed except with the automatic or prior approval of the Internal Revenue Service.

(a)    Minimum Funding. The Employer Contribution for any Plan Year need not be sufficient to fully fund any benefit; however, the Employer Contribution must be sufficient to meet the minimum funding requirements of the Code, unless the Employer obtains a waiver of that requirement.

(b)    Forfeitures. Forfeitures shall be applied to reduce the cost of this plan in the calculations of the Actuary and shall not be applied to increase the benefits otherwise payable to a Participant.

4.2    Timing of Contributions.

Unless otherwise required by the Code and Regulations, the Employer may make an Employer Contribution at such times as the Employer in its sole discretion determines. If the Employer makes a contribution for a Plan Year after the close of that Plan Year, the Employer will designate the Plan Year for which the contribution is being made.

(a)    Quarterly Payments. When required by Code Section 430, the Employer shall contribute four equal, quarterly installments (not more than 15 days after the end of each quarter) during the Plan Year. If the Employer fails to pay the full amount of a required installment for a Plan Year, interest on the underpayment shall be charged in accordance with Code Section 430.

(b)    Final Payment. The entire Employer Contribution shall be made by the due date (including extensions) of the Employer's federal income tax return, but not later than 8 1/2 months after the end of the Plan Year unless the Employer obtains a waiver of the minimum funding requirement.

4.3    Return of Employer Contributions.

(a)    Mistake of Fact. Part or all of any Employer Contribution made by mistake of fact shall be returned to the Employer, upon demand, within one year after payment of the contribution.

(b)    Nondeductible. Each Employer Contribution is conditioned on its deductibility under Code Section 404. A nondeductible Employer Contribution shall be returned to the Employer, upon demand, before the due date for the Employer's federal income tax return for the taxable year for which the contribution was made or if later, within one year after the date of disallowance of the deduction. The portion of the contribution to be returned shall not exceed the amount determined to be nondeductible.

(c)    Amount. The amount that may be returned shall be determined as of the Valuation Date coinciding with or most recently preceding the date of repayment. The amount shall be the excess of the amount contributed over the amount that is deductible or the amount that would have been contributed if the mistake of fact had not occurred. Earnings attributable to the excess amount shall not be returned. Losses attributable to the excess amount shall reduce the amount returned.

ARTICLE 5

Amount of Benefits

5.1    Normal Retirement.

A Participant whose employment terminates, for reasons other than death, on the Participant's Normal Retirement Date is eligible for a Normal Retirement Benefit.
(a)    Normal Retirement Date. "Normal Retirement Date" means the date the Participant attains age 65.
(b)    Normal Retirement Benefit. "Normal Retirement Benefit" means the Participant's Accrued Benefit. Notwithstanding any other provision of this plan, a Participant's Normal Retirement Benefit may not be reduced on account of an increase in the Participant's age or service in accordance with Code Section 411(b)(1)(G).

(c)    Accrued Benefit. "Accrued Benefit" means a monthly pension benefit, payable as a Single Life Annuity, beginning on the first day of the month following the Participant's Normal Retirement Date. The monthly amount shall be the greater of (i) or
(ii) below unless (iii) below is applicable. The monthly amount shall not be less than the amount determined under (iv) below.

(i)    Unit. 1.6% of the Participant's Average Monthly Compensation multiplied by the number of the Participant's Years of Benefit Service (not to exceed 30) less the Participant's Monthly Social Security Allowance.

(ii)    Flat Dollar. The benefit rate in effect on the date the Participant's employment terminates multiplied by number of the Participant's Years of Benefit Service (not to exceed 30). The benefit rate is $24.00 for a Participant who terminates employment on or after January 1, 2002. If a Participant terminates employment and is rehired before benefits commence, the benefit rate will be determined on the Participant's most recent date of termination.
(iii)    SERP Formula. If greater than (i) or (ii) above, the monthly amount for a Participant who is a participant in the Wolverine World Wide, Inc. 409A

Supplemental Executive Retirement Plan maintained by the Employer is the amount determined under (A) or (B) below.

(A)    Grade E6. For a Participant whose grade level is at least E6, 2.4% of the Participant's Average Monthly Compensation multiplied by the number of the Participant's Years of Benefit Service (not to exceed 25).

(B)    Below Grade E6. For a Participant whose grade level is lower than E6, 2.0% of the Participant's Average Monthly Compensation multiplied by the number of the Participant's Years of Benefit Service (not to exceed 25).

(iv)    Minimum. Notwithstanding (i), (ii), or (iii) above, the Participant's Accrued Benefit shall not be less than the amount the Participant would have received under this plan on December 31, 2019, assuming that the Participant's employment terminated on that date.

(d)    Formula Components.
(i)    Monthly Social Security Allowance. A Participant's "Monthly Social Security Allowance" is the lesser of (A) or (B) below as adjusted under (C) below, if applicable.
(A)    3/4 Unit. 3/4 of 1% of the lesser of the Participant's Final Average Monthly Compensation or Covered Compensation multiplied by the number of the Participant's Years of Benefit Service (not to exceed 30).

(B)    1/2 Benefit. 1/2 of the Participant's benefit determined under (c)(i) above but based upon the smallest of the Participant's Average Monthly Compensation, Final Average Monthly Compensation or Covered Compensation.

(C)    Adjustment for Age. If payment to the Participant commences after the Participant's Normal Retirement Date and before the Participant's Social Security Retirement Age, the Monthly Social Security Allowance is reduced by .5555% (1/180th) for each month by which the commencement date precedes the Participant's Social Security Retirement Age.
(ii)    Covered Compensation. "Covered Compensation" for the Plan Year means the average (without indexing) of the Taxable Wage Base in effect for each calendar year during the 35-year period ending with December 31 of the calendar year in which the Participant attains the Social Security Retirement Age. Covered Compensation will be expressed as a monthly amount by dividing the average by 12.

(A)    Taxable Wage Base. "Taxable Wage Base" means the contribution and benefit base in effect under Section 230 of the federal Social Security Act at the beginning of the Plan Year.

(B)    Calculation/Adjustment. The determination for a Plan Year shall assume that there will be no increase for a subsequent Plan Year. However, Covered Compensation will be automatically adjusted for each Plan Year including the Plan Year in which a Participant attains Social Security Retirement Age. Covered Compensation after the 35-year period shall be the Covered Compensation amount for the Plan Year during which the 35-year period ends. Covered Compensation before the 35-year period is the Taxable Wage Base in effect on the first day of the Plan Year.

(iii)    Final Average Monthly Compensation. "Final Average Monthly Compensation" means the monthly average of the Participant's Compensation (not exceeding the Taxable Wage Base) for the three consecutive Plan Years preceding the Participant's Normal Retirement Date (or termination of employment).

(A)    Less Than 3 Years. If the Participant does not have three complete consecutive Plan Years of Compensation preceding the Participant's retirement or termination of employment, Final Average Monthly Compensation means the average of the Participant's Compensation (not exceeding the Taxable Wage Base) during the Participant's completed consecutive Plan Years of employment, including the Participant's Compensation for the Plan Year that includes the Participant's retirement or termination of employment.

(B)    Calculation. The average shall be determined and expressed as a monthly amount by adding the Participant's Compensation (not exceeding the Taxable Wage Base) for the period of three or fewer consecutive Plan Years and dividing the sum by 36 or by the lesser number of months of total service. Final Average Monthly Compensation shall be determined as of the date the Participant's employment terminates.

(iv)    Social Security Retirement Age. "Social Security Retirement Age"
means:

(A)    Age 65. Age 65 if the Participant will attain age 62 before
January 1, 2000;

(B)    Age 66.    Age 66 if the Participant will attain age 62 after December 31, 1999, and before January 1, 2017; or

(C)    Age 67.    Age 67 if the Participant will attain age 62 after December 31, 2016.

(v)    Average Monthly Compensation. "Average Monthly Compensation" means the monthly average of the Participant's Compensation for the four consecutive Plan Years that yield the highest average during the 10-year period preceding the Participant's Normal Retirement Date (or termination of employment).

(A)    Final Year. The Participant's Compensation for the Plan Year that includes the Participant's retirement or termination of employment shall be annualized (based upon current pay plus non-deferral bonus). The Participant's annualized compensation shall be included in the determination of the Participant's Average Monthly Compensation provided it results in a higher amount. In that case, the 10-year period described above shall become an 11-year period as a result of including the Participant's final year of employment in the determination.

(B)    Less Than 4 Years. If the Participant does not have four complete consecutive Plan Years of Compensation, Average Monthly Compensation means the average of the Participant's Compensation during the Participant's completed consecutive Plan Years of employment.

(C)    Calculation. The average shall be determined and expressed as a monthly amount by adding the Participant's Compensation for the period of four or fewer consecutive Plan Years and dividing the sum by 48 or by the lesser number of months of total service. Average Monthly Compensation shall be determined as of the date the Participant's employment terminates.

(vi)    Compensation. Except as modified below, "Compensation" means the gross salary or wages paid to a Participant in a Plan Year for personal services performed for the Employer that are required to be reported under Code Sections 6041, 6051, and 6052 (wages, tips and other compensation as reported on Form W-2) for the Participant without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.
(A)    Inclusions. Compensation includes:

(1)    Elective Contributions. Elective contributions that are excluded from gross income by Code Sections 125, 132(f)(4), 402(g)(3) or 457(b);
(2)    Deemed Section 125 Compensation. Elective contributions for payment of group health coverage that are not available to a Participant in cash because the Participant is unable to certify to alternative health coverage but only if the Employer does not request or collect information regarding the Participant's alternative health coverage as part of the enrollment process for the group health plan; and

(3)    Compensation Paid After Employment Terminates. Subject to (B)(1) below, the following amounts paid after employment terminates provided they are paid by the later of 2 1/2 months after the date of termination or the end of the Plan Year that includes the date of termination;

(i)    Regular Compensation. Regular compensation for services performed during the Participant's regular working hours, or compensation for services performed outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, provided they would have been made had the Participant continued in employment with the Employer; or

(ii)    Leave Cashouts. Payments made for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued.

(B)    Exclusions. Compensation excludes (whether or not includable in income):

(1)    Reimbursements/Fringe Benefits. Reimbursements or other expenses allowances, cash and noncash fringe benefits, moving expenses, deferred compensation (including, but not limited to, payments under the Wolverine World Wide, Inc. Long Term Incentive Plan), and welfare benefits;

(2)    Differential Wage Payments. Differential wage payments as defined under Code Section 3401(h)(2) made with respect to any period the Participant is performing Qualified Military Service; and

(3)    Other Termination Payments. Any amounts paid after termination of employment other than those included under (A)(3) above (including, but not limited to, lump sum or installment severance payments) even if paid by the later of 2 1/2 months after the date employment terminates or the end of the Plan Year that includes the date of termination.

(C)    Adjusted Annual Compensation Limit. Compensation for any Plan Year shall not exceed the Annual Compensation Limit. "Annual Compensation Limit" means $350,000 (as adjusted under Code Section 401(a)(17)(B) for calendar years beginning after December 31, 2025).

(D)    Compensation For Period of Qualified Military Service. If a Participant returns from Qualified Military Service to employment with the Employer within the time limits established by USERRA, the Participant shall be treated as receiving Compensation from the Employer at the rate of pay the Participant would have received during the period of Qualified Military Service. If the Participant's Compensation during the period of Qualified Military Service cannot be determined with reasonable certainty, the Participant's Compensation shall equal the Participant's average compensation from the Employer for the 12-month period immediately preceding the Qualified Military Service (or, if shorter than 12 months, the period of employment immediately preceding the Qualified Military Service)

(vii)    Benefit Service. A Participant will be credited with a "Year of Benefit Service" for each Plan Year in accordance with the following.

(A)    Plan Years Prior to January 1, 1976. For Plan Years beginning prior to January 1, 1976, a Participant's Years of Benefit Service is the Participant's service (including any fractional year) earned prior to January 1, 1976, determined in accordance with the terms of the plan in effect on December 31, 1975.

(B)    Plan Years On or After January 1, 1976. For each Plan Year beginning on or after January 1, 1976, a Participant will earn a Year of Benefit Service for each Plan Year in which the Participant completes at least 1,000 Hours of Service (600 Hours of Service for the Plan Year beginning January 1, 2020) in Covered Employment.

5.2    Early Retirement.

A Participant whose employment terminates, for reasons other than death, on or after the Participant's Early Retirement Date and before the Participant's Normal Retirement Date is eligible for an Early Retirement Benefit.

(a)    Early Retirement Date. Except as specified in (d)(i) below, "Early Retirement Date" means the date the Participant attains age 60, or if later, the date the Participant completes 10 Years of Vesting Service.
(b)    Early Retirement Benefit. Except as specified in (d)(ii) below, "Early Retirement Benefit" means the Participant's monthly benefit determined as of the date that the Participant's employment terminated and computed under Section 5.1(c) by applying the following special rules.

(i)    Unit Benefit. In determining the benefit under Section 5.1(c)(i) for this purpose:

(A)    Projection. The Participant's Years of Benefit Service and Average Monthly Compensation will be determined assuming the Participant had continued in employment until the Participant's Normal Retirement Date and had continued to receive the same annualized earnings the Participant was receiving immediately before the Participant's date of termination until the Participant's Normal Retirement Date; and then

(B)    Fraction. The resulting benefit will be multiplied by a fraction, the numerator of which is the Participant's Years of Benefit Service (not limited to 30) at the Participant's Early Retirement Date and the denominator of which is the total number of Years of Benefit Service (not limited to 30) that the Participant would have had at Normal Retirement Date had the Participant's employment continued until the Participant's Normal Retirement Date.

(ii)    SERP Benefit. In determining the benefit under Section 5.1(c)(iii) for this purpose, the Participant's Average Monthly Compensation will be determined assuming the Participant had continued in employment until the Participant's Normal

Retirement Date and had continued to receive the same annualized earnings the Participant was receiving immediately before the Participant's date of termination until the Participant's Normal Retirement Date.
(iii)    Minimum. The Participant's Early Retirement Benefit will not be less than the amount the Participant would have received under this plan on December 31, 2019, assuming that the Participant's employment terminated on that date.
(c)    Early Payment. Except as specified in (d)(iii) below, if the Participant elects payment of the Early Retirement Benefit beginning earlier than the first day of the month after the Participant's Normal Retirement Date, the monthly amount of the benefit shall be reduced for each month that the benefit is payable prior to date the Participant's Normal Retirement Benefit would have been payable by the percentage(s) determined below applicable to each portion of the benefit:

Percentage Reduction

1.6% or Flat Dollar    .3333 (1/3 of 1%)

Monthly Social Security Allowance (first 60 months preceding Social Security Retirement Age)

Monthly Social Security Allowance (next 60 months preceding Social Security Retirement Age)

.5555 (5/9% per month)
.277 (5/18% per month)
(d)    Union Plan Exceptions.

(i)    Early Retirement Date for Frolic Footwear. "Early Retirement Date" for a Participant who was a participant in the Union Plan who was covered by the collective bargaining agreement for the Frolic Footwear location means the date the Participant attains age 62, or if later, the date the Participant completes 20 Years of Vesting Service.

(ii)    Union Plan Early Retirement Benefit. For a Participant whose benefit was determined under the Union Plan, "Early Retirement Benefit" means the Participant's Accrued Benefit determined as of the date that the Participant's employment terminated.

(iii)    Early Payment of Union Plan Early Retirement Benefit. If a Participant who was a participant in the Union Plan elects payment of the Early Retirement Benefit under (ii) above beginning earlier than the first day of the month after the Participant's Normal Retirement Date, the monthly amount of the benefit shall be reduced .5% for each month that the benefit is payable prior to date the Participant's Normal Retirement Benefit would have been payable.

5.3    Late Retirement.

(a)    Eligibility. A Participant described under (i) or (ii) below is eligible for a Late Retirement Benefit.

(i)    Termination After Normal Retirement Date. A Participant whose employment terminates, for reasons other than death, after the Participant's Normal Retirement Date.

(ii)    Employment Continues After Normal Retirement Date. A Participant who has at least 25 Years of Benefit Service who remains employed after the Participant's Normal Retirement Date in a classification expected to work on a part-time or less basis.
(b)    Late Retirement Date.    "Late Retirement Date" means the date that the Participant's employment terminates after the Participant's Normal Retirement Date.

(c)    Late Retirement Benefit.    "Late Retirement Benefit" means a monthly pension benefit equal to:

(i)    Pre-Benefit Commencement Date. If the Participant's Late Retirement Date occurs on or before the date the Participant's benefit commences, the greater of:
(A)    Actuarially Equivalent. The monthly benefit, determined as of the date the Participant's benefit commences, that is Actuarially Equivalent to the Normal or Late Retirement Benefit that would have been payable as of the close of the prior Plan Year; or

(B)    Additional Accrual. The monthly benefit that is determined as of the date the Participant's benefit commences, including any additional benefits accrued for the period of employment after the Participant's Normal Retirement Date and before the Participant's benefit commences.

(ii)    Post-Benefit Commencement Date. If the Participant's benefit commences before the Participant's Late Retirement Date, the Participant shall initially receive the amount determined in (i) above as of the date the Participant's benefit commences. On the earlier of the Participant's Late Retirement Date and each date an amount is required to be paid under Section 7.4, the Participant's benefit shall be recalculated in accordance with (i) above and the Participant shall also receive the difference between (A) the amount determined in (i) above as of the date of recalculation reduced by the Actuarially Equivalent monthly value of total benefits previously paid to the Participant and (B) the monthly benefit the Participant was receiving immediately prior to the recalculation, as a separate and identifiable benefit.

5.4    Deferred Vested Retirement.

A Participant whose vested percentage is greater than zero and whose employment terminates before the Participant's Normal or Early Retirement Date, for reasons other than death, is eligible for a Deferred Vested Benefit.

(a)    Deferred Vested Benefit. "Deferred Vested Benefit" means the Participant's Vested Accrued Benefit.

(b)    Vested Accrued Benefit. "Vested Accrued Benefit" means the Participant's Accrued Benefit (as determined under Section 5.2(b) for a Participant who was not a participant in the Union Plan) as of the date that the Participant's employment terminated multiplied by the Participant's vested percentage determined as of the date that the Participant's employment terminated. The nonvested portion of a Participant's Accrued Benefit is the difference between the Participant's Accrued Benefit and the Participant's Vested Accrued Benefit.
(c)    Early Payment. If the Participant is eligible to elect and elects payment of the Deferred Vested Benefit beginning earlier than the first day of the month after the Participant's Normal Retirement Date, the monthly amount of the benefit shall be reduced for each additional month that the benefit is payable in the same manner as provided for early payment of the Early Retirement Benefit. If an immediate monthly annuity becomes payable prior to the Participant's earliest Early Retirement Date due to the availability of a lump sum payment under Section 7.3(b)(iv)(B), the monthly amount shall be Actuarially Equivalent to the monthly amount that would be payable at the earliest Early Retirement Date; provided, however, if the Participant has not reached age 60 (or age 62 for a Participant who was a participant in the Union Plan who was covered by the collective bargaining agreement for the Frolic Footwear location), the monthly amount of the immediate annuity shall be Actuarially Equivalent to the monthly amount that would have been payable at the Participant's Normal Retirement Date.

5.5    Death Benefits.

A death benefit shall be paid only as provided in this section.

(a)    Death Before Vesting. If a Participant whose vested percentage is zero dies, a benefit shall not be payable under this plan.

(b)    Death Before Annuity Starting Date. If a Participant who has a Vested Accrued Benefit dies before the Annuity Starting Date benefits, if any, will be paid as follows:

(i)    Surviving Spouse. If the Participant has a Surviving Spouse, the Surviving Spouse shall receive a QPSA unless the Surviving Spouse waives the QPSA and elects another available form of payment under Article 7.

(A)    Spouse Defined. "Spouse" means the individual to whom the Participant is lawfully married under the laws of the domestic or foreign jurisdiction where the ceremony was performed at the relevant time.

(1)    Determination. The relevant time for determining the Spouse for purposes of the QPSA is the date of the Participant's death. The relevant time for determining the Spouse for purposes of the QJSA under Article 7 is the Annuity Starting Date. The individual who is determined to be the Participant's Spouse at the relevant time will be treated as the Spouse for all purposes under this plan at all times thereafter.

(2)    Former Spouse. A former Spouse shall not be a Spouse or Surviving Spouse except to the extent designated in a QDRO.

(B)    Surviving Spouse Defined. "Surviving Spouse" means the Spouse to whom the Participant was married at the time of death and who survives the Participant. If the Participant dies before benefit payments begin, "Surviving Spouse" means the Spouse to whom the Participant was married for at least 6 consecutive months (12 consecutive months for a Participant whose benefit was determined under the Union Plan) at the Participant's death and who survives the Participant.
(C)    QPSA Defined. "QPSA" means a qualified pre-retirement survivor annuity that is a monthly Single Life Annuity payable to the Surviving Spouse of a Participant. The monthly amount of the QPSA is determined under (1), (2) or (3) below and may be subject to reasonable actuarial adjustments to reflect a payment earlier or later than the date as of which the QPSA was determined. The monthly amount of the QPSA will be further reduced as specified in (4) below for a Participant who was a participant in the Union Plan who was covered by the collective bargaining agreement for the Frolic Footwear location.

(1)    Employee - 10 Years. If the Participant (i) had at least 3 Years of Vesting Service as of December 31, 2003, (ii) had completed at least 10 Years of Vesting Service as of the Participant's date of death, and (iii) was employed by the Employer or a Related Employer on the date of death, the monthly amount is 50% of the monthly benefit that have been provided under the QJSA form of payment computed as though the Participant had continued in Covered Employment until the Participant's Normal Retirement Date based on the Participant's Average Monthly Compensation on the date of death.

(2)    Non-Employee – 10 Years. If the Participant (i) had at least 3 Years of Vesting Service as of December 31, 2003, and (ii) was not employed on the date of death but had completed at least 10 Years of Vesting Service as of the Participant's date of death, the monthly amount is 50% of the Participant's Deferred Vested Benefit without reduction for early payment.

(3)    Other. If (1) or (2) above are not applicable, the monthly amount is 50% of the benefit that would have been payable to the Participant if the Participant had retired on the day before the Participant died and had elected to have benefit payments begin on the earliest permitted payment date in the form of an immediate QJSA.

(4)    Reduction for Frolic Footwear. For each year or fraction of a year that the QPSA is not waived by a Participant who was a participant in the Union Plan who was covered by the collective bargaining agreement for the Frolic Footwear location, the monthly amount will be reduced by:
(i)    Age 47-62. .2% for each full year and 1/60th of 1% for each month of a fractional year after the Participant attains age 47 and prior to date the Participant attains age 62; and
(ii)    Age 37-47. .1% for each full year and 1/120th of 1% for each month of a fractional year after the Participant attains age 37 and prior to date the Participant attains age 47.

(ii)    No Surviving Spouse. If the Participant does not have a Surviving Spouse, a benefit shall not be payable under this plan.

(c)    Death After Annuity Starting Date. If a Participant who has a Vested Accrued Benefit dies after the Annuity Starting Date, the Beneficiary shall be paid any remaining benefits payable under the form of payment the Participant was receiving before death.

5.6    Disability Benefit.

A Participant who was receiving a Disability Benefit payable from the Union Plan as of the date the Union Plan merged into this plan will continue to receive a Disability Benefit under this plan.

(a)    Disability Benefit. "Disability Benefit" means the Participant's Vested Accrued Benefit without reduction for payment before the Participant's attainment of the Normal Retirement Date.

(b)    Continuation. If the disabled Participant attains age 65, Disability Benefits shall be continued without further proof of disability.

(c)    Recovery. If the Participant recovers or Disability Benefits are suspended for any reason, the Participant shall be eligible for any other benefit to which the Participant is entitled, or subsequently becomes eligible for, under the terms of this plan.

(d)    Offset for Workers' Compensation and Other Payments. Disability Benefits payable to a Participant prior to attainment of age 65 will be reduced for payments the Participant receives on account of disability (such as workers' compensation benefits) in accordance with the terms of the Union Plan in effect at the time the Disability Benefit commenced.

(e)    Suspension. Disability Benefits will be suspended:

(i)    Employment. If the Participant engages in a regular occupation or employment (except for rehabilitation as determined by the Administrator) for remuneration or profit;
(ii)    Recovery. If the Administrator determines on the basis of a medical examination that the Participant has sufficiently recovered to return to regular work; or
(iii)    Refuse Examination. If the Participant refuses to undergo a medical examination ordered by the Administrator.

5.7    Benefit Rules.
(a)    Single Benefit. A Participant shall not receive more than one type of benefit in any month. If a Participant has a benefit from this plan and a benefit from the Union Plan, the two benefits will be combined and treated as one single benefit. The Participant must elect the same time and form of payment for the single combined benefit.

(b)    Previously Paid Benefits. The amount of a benefit payable under this article shall be reduced by the amount of benefits (other than a Disability Benefit) previously paid to or with respect to the Participant, including a lump-sum payment of the Participant's entire Vested Accrued Benefit after the Participant's employment terminates. All reductions are computed on a uniform basis by calculating and offsetting the Actuarially Equivalent value of the benefit previously paid from the Participant's final benefit.

(c)    Transfer. A transfer between Covered Employment and employment with the Employer other than Covered Employment, or a transfer between the Employer and a Related Employer, is not a termination of employment for purposes of determining the Participant's Annuity Starting Date, but, subject to Section 3.2(c), is considered a termination of employment for purposes of determining the Participant's Accrued Benefit.

5.8    Maximum Annual Benefits.

The Annual Benefit accrued by or payable to a Participant in a Limitation Year, from all defined benefit plans maintained by the Employer and each Related Employer, may not exceed the lesser of the Defined Benefit Dollar Limit or the Compensation Limit. If the benefit that a Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the permissible amount under Code Section 415 and Regulations, the benefit shall be limited (or the rate of accrual reduced) to the extent necessary so that the benefit does not exceed the limits.

(a)    Annual Benefit. "Annual Benefit" means a benefit payable annually in the form of a Single Life Annuity. Annual Benefit includes social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan (other than transfers of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c)), but does not include benefits attributable to after-tax employee contributions or rollover contributions. The treatment of benefits that are transferred to this plan is determined pursuant to Regulations Section 1.415(b)-1(b)(3).
(b)    Defined Benefit Dollar Limit. "Defined Benefit Dollar Limit" means
$280,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. The limit as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies, however, a Participant's benefit shall not reflect the adjusted limit prior to January 1 of that calendar year.
(c)    Compensation Limit. "Compensation Limit" means 100% of the average of the Participant's Section 415 Compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years, the Participant's longest consecutive period of service, including fractions thereof, but not less than one year) that produce the highest average. The period for determining a year of service under this provision shall be the Limitation Year.
(i)    Termination of Employment. To the extent directed by the Administrator in a uniform and consistent manner, if a Participant's employment terminates, the Participant's highest average compensation shall be automatically adjusted by the cost-of-living adjustment factor under Code Section 415(d) in the manner prescribed by the Secretary of Treasury. The adjusted compensation amount shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment; however, a Participant's benefit shall not reflect the adjusted limit prior to January 1 of that calendar year.

(ii)    Reemployment. If a Participant is subsequently reemployed following a termination of employment, the "Compensation Limit" for the Participant is the greater of (A) 100% of the average of the Participant's Section 415 Compensation for the three consecutive years that produced the highest average determined at the time the Participant's employment terminated (as adjusted under (i) above) or (B) 100% of average of the Participant's Section 415 Compensation for the three consecutive years that produce the highest average determined by excluding all years for which the Participant performed no services for, and received no compensation from, the Employer or any Related Employer and by treating the years immediately preceding the date of termination and the years following the date of reemployment as consecutive.

(d)    Section 415 Compensation. Except as modified below, "Section 415 Compensation" means the gross salary or wages paid to a Participant in a Plan Year for personal services performed for the Employer that are required to be reported under Code Sections 6041, 6051, and 6052 (wages, tips and other compensation as reported on Form W-2) for the Participant without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed.

(i)    Inclusions. Section 415 Compensation includes:

(A)    Elective Contributions. Amounts that would otherwise be included in Section 415 Compensation but for an election under Code Sections 125, 132(f)(4), 402(g)(3) or 457(b);
(B)    Deemed Section 125 Compensation. Elective contributions for payment of group health coverage that are not available to a Participant in cash because the Participant is unable to certify to alternative health coverage but only if the Employer does not request or collect information regarding the Participant's alternative health coverage as part of the enrollment process for the group health plan;

(C)    Differential Wage Payments. Differential wage payments as defined under Code Section 3401(h)(2) made with respect to any period the Participant is performing Qualified Military Service;

(D)    Compensation Paid after Employment Terminates. The following amounts paid after employment terminates provided they are paid by the later of 2 1/2 months after the date of termination or the end of the Limitation Year that includes the date of termination:

(1)    Regular Compensation. Regular compensation for services performed during the Participant's regular working hours, or compensation for services performed outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, provided they would have been made had the Participant continued in employment with the Employer;

(2)    Leave Cashouts. Payments made for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued; or

(3)    Deferred Compensation. Payments made pursuant to a nonqualified unfunded deferred compensation plan that would have been paid at the same time had employment continued, but only to the extent the payment is includible in the Participant's gross income;

(E)    Salary Continuation. To the extent directed by the Administrator in a uniform and nondiscriminatory manner, salary continuation payments to:
(1)    Qualified Military Service. A Participant who does not currently perform services for the Employer due to Qualified Military Service to the extent the payments do not exceed the amounts the Participant would have received if services had continued to be performed rather than entering Qualified Military Service; or

(2)    Disability. A Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) for a fixed or determinable period; and
(F)    Amounts Paid in Next Plan Year. The Administrator may elect to include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no amount is included in more than one Limitation Year.

(ii)    Exclusions/Other Termination Payments.    Section 415 Compensation excludes any amounts paid after termination of employment other than those included under (i)(D) above (including, but not limited to, lump sum or installment severance payments) even if paid by the later of 2 1/2 months after the date employment terminates or the end of the Limitation Year that includes the date of termination.

(iii)    Limitation. Section 415 Compensation shall not exceed the Annual Compensation Limit.

(iv)    Estimation. Until Section 415 Compensation is actually determinable, the Employer may use a reasonable estimate of Section 415 Compensation. As soon as administratively feasible, actual Section 415 Compensation shall be determined.

(e)    Limitation Year. "Limitation Year" means the Plan Year. If the Limitation Year is amended to a different 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(f)    Aggregation Rules.

(i)    General Rule. In accordance with Regulations Section 1.415(f)-1, all defined benefit plans maintained by the Employer and any Related Employer (as modified by Code Section 415(h)), all benefits under those plans, and Section 415 Compensation from the Employer and any Related Employer (as modified by Code Section 415(h)) shall be aggregated for purposes of applying this section and the remainder of this article. In applying the limitations of this article, if this plan is aggregated with another plan, a Participant's benefits shall not be counted more than once in determining the Participant's aggregate Annual Benefit pursuant to Regulations Section 1.415(f)-1(d)(1).

(ii)    Terminated Plan. The benefits provided under a terminated defined benefit plan maintained by the Employer or any Related Employer shall be taken into account in applying the limitations of this article in accordance with Regulations Section 1.415(b)-(1)(b)(5).

(iii)    Formerly Affiliated Plan. A formerly affiliated plan shall be treated as a plan maintained by the Employer but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay benefit liabilities under the plan and had purchased annuities to provide benefits. For purposes of this provision, a formerly affiliated plan is a plan that, immediately prior to the cessation of affiliation, was actually maintained by an entity that constitutes the Employer (as determined under Regulations Sections 1.415(a)-1(f)(1) and (2)) and immediately after the cessation of affiliation, is not actually maintained by the entity. Cessation of affiliation under the preceding sentence means the event that causes an entity to no longer be aggregated with the Employer under the affiliation rules described in Regulations Sections 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary to an unrelated corporation) or that causes a plan to not actually be maintained by an entity that constitutes the Employer under the affiliation rules described in Regulations Sections 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship to an unrelated corporation).
(iv)    Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a former employer (for example, the Employer assumed sponsorship of the former employer's plan or this plan received a transfer of benefits from the former employer's plan), the Participant's benefit under plan maintained by the former employer shall be treated as provided under a plan maintained by the Employer as provided under Regulations Section 1.415(f)-1(c). A former entity that existed before the Employer will be considered a predecessor employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
(v)    Previously Unaggregated Plans. In accordance with Regulations Section 1.415(f)-1(e), two or more defined benefit plans that were not required to be aggregated as of the first day of a Limitation Year will satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year if the plans are aggregated later in that Limitation Year, provided that no plan amendments increasing benefits with respect to the Participant under either plan are made after the occurrence of the event causing the plans to be aggregated. Two or more defined benefit plans that are required to be aggregated pursuant to Code Section 415(f) during a Limitation Year subsequent to the Limitation Year during which the plans were first aggregated will satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year if they are aggregated, provided there have been no increases in the Participant's benefit (including increases as a result of increased compensation or service) under any of the plans at any time during which the plans have been aggregated.

5.9    Adjustments to Maximum Annual Benefits.

The Annual Benefit and limitations described in Section 5.8 shall be adjusted in accordance with this section and applicable Regulations.

(a)    Annual Benefit Actuarial Adjustment.
(i)    Actuarial Adjustment. Except as specified in (ii) below, an Annual Benefit payable in form other than a Single Life Annuity must be adjusted to the actuarially equivalent value of the Single Life Annuity in accordance with the following.
(A)    Benefits Not Subject To 417(e). For any benefit paid in a form to which Code Section 417(e) does not apply, the actuarially equivalent value of the Single Life Annuity shall be the greater of (1) the annual amount of the Single Life Annuity (if any) payable to the Participant under the plan commencing at the same Annuity Starting Date as the form of benefit payable to the Participant, or (2) annual amount of the Single Life Annuity commencing at the Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant, computed using an interest rate assumption of 5% and the 417(e) Mortality Table for that Annuity Starting Date.

(B)    Benefits Subject To 417(e). For any benefit paid in a form to which Code Section 417(e) applies, the actuarially equivalent value of the Single Life Annuity shall equal the greatest annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant computed by: (i) using the interest rate and mortality table specified in this plan for adjusting benefits in the same form, (ii) using an interest rate assumption of 5.5% and the 417(e) Mortality Table, or (iii) using the 417(e) Interest Rate and the 417(e) Mortality Table and then dividing the result by 1.05.

(ii)    No Actuarial Adjustment. Actuarial adjustments are not required for:

(A)    Survivor Benefits. Survivor benefits payable to a Surviving Spouse under a QJSA to the extent such benefits would not be payable if the Participant's benefit were paid in another form;

(B)    Ancillary Benefits. Benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); and

(C)    Automatic Benefit Increase. The inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of Code Section 415(b) and Regulations, and in no event would the amount payable to the Participant under the form of benefit in any Limitation Year exceed the limits of Code Section 415(b) and Regulations applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d) and Regulations Section 1.415(d)-1. For purposes of the preceding sentence, an automatic benefit increase feature is included in a form of benefit if the benefit provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit to share favorable investment returns on plan assets.
(iii)    Adjustment For Multiple Annuity Starting Dates. If a Participant has or will have payments commencing at more than one Annuity Starting Date, the limitations of Code Section 415 must be satisfied as of each of the Annuity Starting Dates, taking into account the benefits that have been or will be provided at all of the Annuity Starting Dates. In determining the Annual Benefit for such a Participant as of a particular Annuity Starting Date, the plan must actuarially adjust the past and future payments with respect to the benefits that commenced at the other Annuity Starting Dates. The determination of whether a new Annuity Starting Date has occurred is made pursuant to Regulations Section 1.415(b)-1(b)(1)(iii) and without regard to Regulations Section 1.410(a)(20), Q&A-10(d) (under which the commencement of certain distributions may not give rise to a new Annuity Starting Date).
(b)    Adjustments to Defined Benefit Dollar Limit and Compensation Limit.

(i)    Service Adjustment. If the Annual Benefit begins when the Participant has less than 10 years of participation (as defined below), the Defined Benefit Dollar Limit shall be multiplied by a fraction. The numerator of the fraction is the number of the Participant's years of participation (not less than one) and the denominator is 10. If the Participant has less than 10 years of service (as defined below) when the Annual Benefit begins, the Compensation Limit shall be multiplied by a fraction. The numerator of the fraction is the number of the Participant's years of service (not less than one) and the denominator is 10.
(A)    Year of Participation. A Participant shall be credited with a year of participation (computed to fractional parts of a year) for each Plan Year during which the Participant is credited with the service required for benefit accrual purposes beginning with the Plan Year in which the Participant first becomes a Participant.
(B)    Year of Service. A Participant shall be credited with a year of service (computed to fractional parts of a year) for each Plan Year during which the Participant is credited with the service required for benefit accrual purposes taking into account only service with the Employer or a predecessor employer (as defined in Regulations Section 1.415(f)-1(c)).

(C)    General Rules. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for a Plan Year shall be credited with a year of participation and/or service for that Plan Year. A Participant will not be credited with more than one year of participation and/or year of service for each Plan Year. If two or more defined benefit plans are required to be aggregated for a Limitation Year, periods that are counted as years of participation or years of service, as applicable, under any of the plans are counted in computing the reduction for the plans as aggregated.
(ii)    Age Adjustment.
(A)    Before Age 62. If the Annual Benefit begins before the date the Participant attains age 62 and the plan does not have an immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limit at that Annuity Starting Date is the annual amount of a benefit payable as a Single Life Annuity commencing on the Participant's Annuity Starting Date that is the actuarially equivalent of the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) with actuarial equivalence computed using an interest rate assumption of 5% and the 417(e) Mortality Table in effect for that Annuity Starting Date (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). If, however, the plan has an immediately commencing Single Life Annuity payable both at age 62 and at the age of benefit commencement, the Defined Benefit Dollar Limit at the Participant's Annuity Starting Date is the lesser of (1) the reduced Defined Benefit Dollar Limit as determined under the preceding sentence or (2) the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) multiplied by the ratio of the annual amount of the immediately commencing Single Life Annuity under the plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing Single Life Annuity under the plan at age 62, with both annual amounts determined without applying the rules of Code Section 415.
(B)    After Age 65. If the Annual Benefit begins after the Participant attains age 65 and the plan does not have an immediately commencing Single Life Annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limit at that Annuity Starting Date is the annual amount of a benefit payable as a Single Life Annuity commencing on the Participant's Annuity Starting Date that is the actuarially equivalent of the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) with actuarial equivalence computed using an interest rate assumption of 5% and the 417(e) Mortality Table in effect for that Annuity Starting Date (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). If, however, the plan has an immediately commencing Single Life Annuity payable both at age 65 and at the age of benefit commencement, the Defined Benefit Dollar Limit at the Participant's Annuity Starting Date is the lesser of (1) the increased Defined Benefit Dollar Limit as determined under the preceding sentence or (2) the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) multiplied by the ratio of the annual amount of the adjusted immediately commencing Single Life Annuity under the plan at the Participant's Annuity Starting Date to the annual amount of the adjusted immediately commencing Single Life Annuity under the plan at age 65, with both annual amounts determined without applying the rules of Code Section 415. For this purpose, the adjusted immediately commencing Single Life Annuity under the plan at the Participant's Annuity Starting Date is the annual amount of such annuity payable to the Participant computed disregarding the Participant's accruals after age 65 but including actuarial adjustments, even if those actuarial adjustments are applied to offset accruals, and the adjusted immediately commencing Single Life Annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical participant who is age 65 and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the Participant receiving the payment (determined disregarding the Participant's accruals after age 65).
(iii)    Mortality Adjustment. In adjusting the Defined Benefit Dollar Limit for the Participant's Annuity Starting Date under (ii) above, no adjustment shall be made to reflect the probability of a Participant's death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, if benefits will not be forfeited upon the Participant's death before the Annuity Starting Date. To the extent that a forfeiture occurs upon the Participant's death before the Annuity Starting Date, an adjustment must be made to reflect the probability of the Participant's death. A forfeiture shall not be treated as occurring upon the Participant's death If the plan does not charge Participants for providing the QPSA on the Participant's death.
(c)    $10,000 Minimum Benefit. A benefit shall not be deemed to exceed the Compensation Limit if benefits payable for a Limitation Year under any form of benefit with respect to the Participant under this plan and all other defined benefit plans (regardless of whether terminated) of the Employer and all Related Employers does not at any time exceed $1,000 multiplied by the Participant's years of service or parts thereof (not to exceed 10) with the Employer and any Related Employer. This limitation shall apply only to a Participant who has never participated in a defined contribution plan maintained by the Employer or a Related Employer.
(d)    Grandfathered Annual Benefit. The maximum Annual Benefit shall be the greatest of the maximum Annual Benefit as specified in this Article that applies to a Participant at the time of application under Code Section 415, ERISA Section 2004, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, Section 1106 of the Tax Reform Act of 1986, the Retirement Protection Act of 1994, Section 1449(a) of the Small Business Job Protection Act of 1996, Revenue Ruling 98-1, Section 611 of the Economic Growth and Tax Relief Reconciliation Act of 2001, Section 101 of the Pension Funding Equity Act of 2004, the Pension Protection Act of 2006, and Regulations under the acts and Final Regulations under Code Section 415, including all effective dates, transitional rules and alternate limitations contained in those acts and Regulations.
(e)    Cost of Living Adjustment. If the Annual Benefit payable to a terminated Participant who has not received a complete distribution of the Participant's Accrued Benefit is limited by either the Defined Benefit Dollar Limit or the Compensation Limit, such benefit, may, as determined by the Employer in a nondiscriminatory and uniform manner, be increased in accordance with the cost of living adjustments under Code Section 415(d).

ARTICLE 6

Determination of Vested Percentage

6.1    Year of Vesting Service.

An Employee is credited with a "Year of Vesting Service" for each Vesting Period in which the Employee completes at least 1,000 Hours of Service, including Vesting Periods before the Employee became a Participant and Vesting Periods before the original effective date of this plan.
The "Vesting Period" for determining Years of Vesting Service and the existence of Breaks in Service under this article is the Plan Year.

6.2    Vested Percentage.

(a)    Vesting Schedule.    A Participant's vested percentage is determined as follows:
Years of Vesting Service    Vested Percentage

Less than 5 years    -0-
5 years or more    100%

(b)    Normal Retirement Date. The vested percentage of a Participant who is employed by the Employer or a Related Employer on or after the Participant's Normal Retirement Date shall be 100%.

6.3    Forfeiture/Deemed Cashout.

If a Participant's employment terminates for any reason, including death, and the Participant's vested percentage is zero, any nonvested Accrued Benefit shall be forfeited as of the date that the Participant's employment terminates. If a former Participant is reemployed by the Employer or a Related Employer before the Participant has five consecutive Breaks in Service, any forfeited Accrued Benefit shall be restored as of the date the Participant is reemployed.

6.4    Five Breaks in Service.

(a)    Cancellation of Vesting and Benefit Service. If an Employee whose vested percentage is zero has five consecutive Breaks in Service, the Participant's Years of Vesting Service and Years of Benefit Service credited before the Breaks in Service shall be permanently canceled.

Notwithstanding the preceding paragraph, if a Participant had completed at least four years of continuous employment at termination of employment and the Participant is reemployed after attaining age 55 and remains employed until the Participant's Normal Retirement Date or subsequently is credited with at least 10 Years of Vesting Service, the Participant's Years of Benefit Service will not be canceled.

(b)    No Forfeiture. If the Participant's nonvested Accrued Benefit has not been previously forfeited, it may not be forfeited at the time the Participant has five Breaks in Service. Forfeiture will occur at the time specified in Section 6.3.

6.5    Lost Recipient.

If payment has been made but the recipient for any reason does not cash the check(s) within a reasonable period of time or if payment may be made without consent as permitted under Section 7.5(d) to a Person who cannot be located following a reasonable diligent search, the Participant's Accrued Benefit will be forfeited as of the date the Administrator certifies to the Trustee that the Person cannot be located and/or payment cannot be made to the Person. In determining whether a reasonable period has elapsed or the appropriate search methods, the Administrator may follow any applicable guidance provided under the Code, ERISA, Regulations or any other regulatory guidance or official pronouncements.

(a)    Restoration. The Participant's Vested Accrued Benefit will be restored to the Participant if the plan has not terminated (or if the plan has terminated, all benefits have not yet been paid) and if the Person entitled to the payment submits a written election of method of payment. Any such restoration of the Participant's Vested Accrued Benefit shall be made without any adjustment for gains or losses occurring during the period of forfeiture.

(b)    No Restoration. If any Person whose benefit has been forfeited under this provision has not submitted a written election for benefits by the time all plan assets have been distributed due to the plan's termination, the Participant's Vested Accrued Benefit will not be restored.

ARTICLE 7

Payment of Benefits

7.1    Time of Payment.

Subject to the QJSA and QPSA provisions of this plan and the required distribution rules of Section 7.4, benefit payments shall begin at the time elected by the recipient, but not later than the time required under Code Section 401(a)(14). Notwithstanding the preceding sentence, benefit payments scheduled to begin at the Participant's Normal Retirement Date or Late Retirement Date may be deferred to any date not later than the Participant's Required Beginning Date as defined in Section 7.4(a). Unless payment is deferred (either by an actual election or a deemed election), payment will begin at the time elected by the recipient in accordance with the following provisions.

(a)    Normal Retirement Benefit. The Normal Retirement Benefit will begin on the first day of the month following the Participant's Normal Retirement Date.

(b)    Early Retirement Benefit. The Early Retirement Benefit will begin on the first day of the month following the Participant's Normal Retirement Date. An eligible Participant may elect earlier payment of the Participant's Early Retirement Benefit beginning on the first day of any month following the Participant's Early Retirement Date.

(c)    Late Retirement Benefit. The Late Retirement Benefit will begin on the first day of the month following the Participant's Late Retirement Date. A Participant who has at least 25 Years of Benefit Service whose employment continues on a part-time or less basis as specified in Section 5.3(a)(ii) after the Participant's Normal Retirement Date may elect earlier payment beginning on the first day of any month following the Participant's Normal Retirement Date or if later, following the date the Participant satisfies the requirements of Section 5.3(a)(ii).

(d)    Deferred Vested Benefit. The Deferred Vested Benefit will begin on the first day of the month following the Participant's Normal Retirement Date unless an eligible Participant elects earlier payment in accordance with (i) or (ii) below.

(i)    Age 60. If the Participant (other than a Participant described in (ii) below) had completed at least 10 Years of Vesting Service at termination of employment, the Participant may elect earlier payment beginning on the first day of any month following the date the Participant attains age 60.

(ii)    Age 62. If a Participant who was a participant in the Union Plan who was covered by the collective bargaining agreement for the Frolic Footwear location had completed at least 20 Years of Vesting Service at termination of employment, the Participant may elect earlier payment beginning on the first day of any month following the date the Participant attains age 62.

(e)    Death Benefit.
(i)    Before Annuity Starting Date.
(A)    QPSA/Monthly Benefit. The QPSA or other optional form of monthly benefit payment will begin on the first day of the month following the Participant's Normal Retirement Date. The Surviving Spouse may elect earlier payment beginning on the first day of the month following the date of death, or if later, the first day a Participant could have elected early payment of an Early Retirement Benefit or a Deferred Vested Benefit, if applicable.

(B)    Immediate Benefit. If an immediate benefit is payable under Section 7.5(f)(i), the Administrator shall direct payment to the Participant's Surviving Spouse at the time and in the manner described in (f) below. If an immediate benefit is available under Section 7.3(b), the Administrator shall direct payment of the Actuarially Equivalent present value of the QPSA as soon as administratively feasible following the Surviving Spouse's election after the date of death.

(ii)    After Annuity Starting Date. If the form of payment to the Participant provides for benefits after the Participant's death, the continuing benefit will be paid to the Beneficiary as provided.
(f)    Immediate Benefit

(i)    Small Balance Cashout. If consent is not required pursuant to Section 7.5(f)(i), the Administrator shall direct payment of the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit in a lump sum as soon as administratively feasible following the date the Participant's employment terminates for any reason or with respect to payment to a Surviving Spouse or an Alternate Payee, as soon as administratively feasible following the Participant's death or the date the applicable dispute period expires (or is waived, if earlier) after the Administrator's determination the domestic relations order is a QDRO.

(ii)    Consent Required. If the Participant is required to consent to payment, and the Participant is eligible to elect a lump sum payment under Section 7.3(b)(iv), the Administrator shall direct payment of the Participant's Vested Accrued Benefit as soon as administratively feasible following a Participant's election of an immediate benefit in the form of (A) a lump sum payment, or (B) a Single Life Annuity if the Participant is unmarried or QJSA if the Participant is married. In lieu of the QJSA, a married Participant may elect an immediate 75% joint and survivor annuity with the Participant's Spouse as the joint annuitant.

(g)    QDRO. If the plan receives a domestic relations order that the Administrator determines is a QDRO, benefits payments to the Alternate Payee shall begin at the time specified in the QDRO and elected by the Alternate Payee, but not before benefits could have otherwise been payable under this plan. If a lump sum is available under Section 7.3(b)(iv) or payable under Section 7.5(f)(i), the Administrator shall direct payment of the lump sum at the time and in the manner described in (f) above, even though the Participant may not be entitled to a concurrent distribution under the provisions of the plan. In no event shall payment to an Alternate Payee be made later than the date the Participant is required to begin benefit payments under this plan.

(h)    Plan Termination. Benefits will be paid in accordance with Article 12 as soon as administratively feasible following termination of this plan.

7.2    Determination of Benefits.

The age of the individuals to whom benefits are payable is determined as of the date the benefit is payable. All forms of payment are Actuarially Equivalent to the benefit payable as a Single Life Annuity.

(a)    Actuarially Equivalent. Except as specified in Article 5 or (b) below, "Actuarially Equivalent" means equal to value based on the following actuarial assumptions:
(i)    Interest Rate.
8% Preretirement
8% Post-Retirement

(ii)    Mortality Table.

417(e) Mortality Table - Preretirement 417(e) Mortality Table - Post-Retirement

(b)    Actuarially Equivalent/Lump Sum. For purposes of determining the amount of a lump sum benefit, "Actuarially Equivalent" means equal in value based on the actuarial assumptions specified below.

(i)    Interest Rate. The interest rate is the 417(e) Interest Rate. "417(e) Interest Rate" means the applicable interest rate(s) determined in accordance with Code Section 417(e). The 417(e) Interest Rate shall be the interest rate(s) determined under the preceding sentence for the month that is three months preceding the first day of the Plan Year that includes the Annuity Starting Date.

(ii)    Mortality Table. The mortality table is the 417(e) Mortality Table. "417(e) Mortality Table" means the applicable mortality table prescribed by the Internal Revenue Service to be used for purposes of Code Section 417(e).

7.3    Form of Payment.

(a)    Standard Form. Generally, benefits under this plan are paid as follows:

(i)    Married. If the Participant is married when benefit payments are to begin, the Participant's benefit shall be paid as a QJSA unless the Participant waives the QJSA, with consent of the Spouse, and properly elects another available form of payment. Notwithstanding the preceding sentence, the Participant may, without spousal consent, elect an alternative joint and spousal annuity equal in value to the QJSA.
(A)    Definition. "QJSA" means an immediate qualified joint and survivor annuity under which a reduced (compared to the amount of the Participant's Vested Accrued Benefit payable as a Single Life Annuity) amount is payable to the Participant for life and 50% of the reduced amount is payable to the Surviving Spouse, if any, for life after the Participant's death.
(B)    Monthly Payments. The monthly amount payable to the Participant and the monthly amount payable to the Surviving Spouse shall not increase after payments begin. The monthly payments under the QJSA shall be such that the value of the expected payments to the Participant and the Surviving Spouse is Actuarially Equivalent to the benefit payable as a Single Life Annuity.
(ii)    Not Married. If the Participant is not married when benefit payments are to begin, the Participant's benefit shall be paid as a Single Life Annuity, unless the Participant waives that form and properly elects another available form of payment.
(b)    Optional Forms of Payment. Upon waiver of the QJSA (or Single Life Annuity for an unmarried Participant), the Participant may elect one of the following optional forms of benefit payment. Upon waiver of the QPSA by the Surviving Spouse, the Surviving Spouse may elect one of the following optional forms of benefit payment. A Beneficiary other than the Surviving Spouse shall not be permitted to elect an alternative form of payment. Except as specified in Section 7.1(f)(ii) with respect to the 75% joint and survivor annuity, a lump sum shall be the only available optional form of benefit payment for payment prior to the Participant's earliest Early Retirement Date.
(i)    Single Life Annuity. A "Single Life Annuity" is a monthly benefit payable in equal installments for the life of the Participant or other individual with no payments to be made for any periods after the recipient's death.
(ii)    75% or 100% Joint and Survivor Annuity. A 75% or 100% joint and survivor annuity is an Actuarially Equivalent monthly benefit payable to the Participant for life with a continuation of 75% or 100% of the Participant's monthly benefit to the Surviving Spouse for the remainder of the Spouse's life after the Participant's death.
(iii)    60 or 120 Months Certain and Life Annuity. A 60 or 120 months certain and life annuity is an Actuarially Equivalent monthly benefit payable to the Participant while the Participant is alive. If the Participant dies before receiving 60 or

120 monthly payments, the Participant's Beneficiary shall receive the monthly benefit the Participant was receiving until a total of 60 or 120 monthly payments have been paid.
(iv)    Lump Sum. A lump sum is an Actuarially Equivalent benefit payable in a single payment, or if necessary, in one or more payments, within one taxable year of the recipient. The Actuarially Equivalent present value of a Participant's Vested Accrued Benefit paid as a lump sum before a Participant's Normal Retirement Date shall be Actuarially Equivalent to the Vested Accrued Benefit payable at Normal Retirement Date (without regard to any early retirement subsidies). A lump sum is not available if the Actuarially Equivalent present value of the monthly benefit payable to the Participant, Surviving Spouse, or Alternate Payee is more than $10,000 on the date the lump sum is payable.

(c)    Direct Rollover to Another Plan. At the election of the distributee, the Trustee shall transfer an eligible rollover distribution to the trustee or custodian of an eligible retirement plan for the benefit of the distributee.
(i)    Eligible Rollover Distribution. An eligible rollover distribution is a distribution of any portion of the balance to the credit of a distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent that the distribution is required under Code Section 401(a)(9); and any other distribution that is reasonably expected to total less than
$200 during a year.

(ii)    Eligible Retirement Plan. An eligible retirement plan is an individual retirement account or annuity described in Code Section 408(a), 408A, or 408(b), a simple retirement account to the extent permitted under Code Section 408(p)(1)(B), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. An eligible retirement plan also includes an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

(A)    After-Tax Contributions. For any portion of an eligible rollover distribution consisting of after-tax contributions that are not includable in gross income, an eligible retirement plan is an individual retirement account or annuity described in Code Section 408(a), 408A, or 408(b) or a qualified plan described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for such portion.

(B)    Non-Spouse Beneficiary. For any portion of a distribution deemed to be an eligible rollover distribution for a Beneficiary who is not a Spouse, an eligible retirement plan is an individual retirement account or annuity described in Code Section 408(a), 408A, or 408(b) that is established for the purpose of receiving the distribution on behalf of the designated Beneficiary and which is treated as an inherited IRA within the meaning of Code Section 408(d)(3)(C).

(iii)    Distributee. A distributee includes the Participant, the Participant's Surviving Spouse, the Participant's Spouse or former Spouse who is an Alternate Payee under a QDRO, and a Beneficiary who is not a Spouse.

(d)    Small Balance/Automatic Rollover to IRA. If the Participant is not required to consent to a payment pursuant to Section 7.5(f)(i), the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit will be paid in a lump sum. The Participant may elect to receive the lump sum payment in cash or to have the lump sum payment rolled over to an eligible retirement plan. If no election is made and the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit exceeds
$1,000, the Trustee will roll over the eligible rollover distribution to the trustee or custodian of an individual retirement plan designated by the Administrator. If no election is made and the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit is $1,000 or less, the Trustee will distribute the lump sum payment directly to the Participant.

7.4    Required Distribution Rules.

Subject to the QJSA and QPSA provisions, this section generally states the requirements of Code Section 401(a)(9) and the Regulations and shall take precedence over any other provision of this plan that permits payment at a later time or in a smaller amount. All payments shall be determined and made in accordance with the Regulations under Code Section 401(a)(9), including the minimum incidental benefit requirement under Code Section 401(a)(9)(G).
(a)    Time of Distribution.
(i)    Required Beginning Date. Unless payments begin earlier, the entire interest of the Participant must be distributed or distribution must begin not later than the Participant's Required Beginning Date. "Required Beginning Date" means:
(A)    5% Owner. For a Participant who is a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70 1/2. Once distribution begins to a 5% Owner, it shall continue even if the Participant ceases to be a 5% Owner.
(B)    Non-5% Owner. For a Participant who is not a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70 1/2, or, if later, following the calendar year in which the Participant's employment terminates.

(ii)    Death Before Required Beginning Date. If the Participant dies before the Required Beginning Date and before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)    Spouse is Only Beneficiary. If the Participant's Surviving Spouse is the Participant's sole designated beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)    Other Beneficiary. If the Participant's Surviving Spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)    No Beneficiary. If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(D)    Death of Spouse Prior to Payment. If the Participant's Surviving Spouse is the Participant's sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this section (other than (A) above), will apply as if the Surviving Spouse were the Participant.

For purposes of this provision and (d) below, distributions are considered to begin on the Participant's Required Beginning Date (or, if (D) above applies, the date distributions are required to begin to the Surviving Spouse under (A) above). If annuity payments irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under (A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)    Death After Required Beginning Date. If the Participant dies after the Required Beginning Date, or if earlier, the date payment begins in the form of an irrevocable annuity, payments shall be made at least as rapidly as benefit payments were being paid to the Participant before death.

(b)    General Annuity Requirements.

(i)    Annuity Payments. If benefit payments under this plan are paid in the form of an annuity, the annuity payments shall comply with the following requirements:

(A)    Payment Intervals. The annuity payments will be paid in periodic payments made at uniform intervals not longer than one year;
(B)    Payment Period. The distribution period will be over a life (or lives) or over a period certain not longer than the period described in (c) or (d) below;
(C)    No Recalculation. Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and
(D)    Nonincreasing or Permissible Increase. Payments will either be nonincreasing or increase only as permitted under Regulation Section 1.401(a)9)-6, Q&A-14.
(ii)    Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under (a)(ii) above) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Beginning Date.
(iii)    Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(c)    Requirements    For    Annuity    Distributions    That    Commence    During Participant's Lifetime.

(i)    Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2(c)(2) of Regulations Section 1.401(a)(9)-6, in the manner described in Q&A-2(c) of those Regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii)    Period Certain Annuities. Unless the Participant's Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-2, for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-2, plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the Annuity Starting Date. If the Participant's Spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this section, or the joint life and last survivor expectancy of the Participant and the Participant's Spouse as determined under the Joint and Last Survivor Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the calendar year that contains the Annuity Starting Date.
(d)    Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution begins and there is a designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in (a)(ii)(A) or (B) above, over the life of the designated beneficiary or over a period certain not exceeding:

(A)    Annuity Starting Date After First Distribution Calendar Year. If the Annuity Starting Date is after the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

(B)    Annuity Starting Date Before First Distribution Calendar Year. If the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the Annuity Starting Date.
(ii)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)    Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution begins, the Participant's Surviving Spouse is the Participant's sole designated beneficiary, and the Surviving Spouse dies before distributions to the Surviving Spouse begin, this section will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to (a)(ii)(A) above.
(iv)    Payments to Surviving Child. Payments made to a Participant's surviving child until the child reaches the age of majority, as determined under Regulations Section 1.401(a)(9)-6, Q&A-15, or the child dies, if earlier, may be treated as if such payments were made to the Surviving Spouse to the extent the payments become payable to the Surviving Spouse upon cessation of the payments to the child.
(e)    Definitions.
(i)    Designated Beneficiary. The designated beneficiary is the individual who is designated as the beneficiary under Section 7.6 and is the designated beneficiary under Code Section 401(a)(9) and Regulations Section 1.401(a)(9)-4.
(ii)    Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to (a) above.
(iii)    Life Expectancy. Life expectancy is the life expectancy computed by use of the Single Life Table in Regulations Section 1.401(a)(9)-9, Q&A-1.
(f)    Actuarial Increase After 70 1/2. If benefit payments to a Participant who is not a 5% Owner begin on a Required Beginning Date that is later than the April 1 following the calendar year in which the Participant attains age 70 1/2, the benefit shall be actuarially increased to reflect the delay in payment to the date on which benefit payments commence.
(i)    Period for Increase. The period for the actuarial increase shall begin on April 1 following the calendar year in which the Participant attains age 70 1/2 (or January 1, 1997, in the case of an Employee who attained age 70 1/2 prior to 1996) and shall end on the date on which benefits commence after termination of employment in an amount sufficient to satisfy Code Section 401(a)(9).
(ii)    Amount of Increase. The amount of the increase for the period specified in (i) must result in a benefit that is Actuarially Equivalent to the benefit payable on the April 1 following the calendar year in which the Participant attains age 70 1/2 plus the Actuarially Equivalent value of all additional benefits accrued after that date minus the Actuarially Equivalent value of any benefit payments made after that date.

(iii)    Application of Actuarial Increase Rules. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect a delay in payments after the Participant's Normal Retirement Date.

For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in payment of benefits after the attainment of normal retirement age. Accordingly, to the extent permitted under Code Section 411(b)(1)(H), the actuarial increase required under Code Section 401(a)(9)(C)(iii) may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on suspension of benefits are not applicable.
(g)    TEFRA Election. Benefit payments may begin or may be made at the time and by the method specified in a TEFRA Election even if later than the Required Beginning Date. "TEFRA Election" means a written election made before January 1, 1984, pursuant to the transitional rules of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. An amendment or revocation of a TEFRA Election shall void the election, and the Participant's benefits shall be paid pursuant to this article. Designation of a different or additional beneficiary shall not void a TEFRA Election if the designation does not directly or indirectly alter the time when benefits begin or the period over which benefits are to be paid.
7.5    Waiver of QJSA or QPSA; Election of Method and Time of Benefit Payments
.
(a)    Waiver of QJSA.

(i)    Notice of QJSA. At least 30 days, but not more than 180 days, before the Annuity Starting Date, the Administrator will provide each Participant, in writing, a reasonable explanation of (A) the terms and conditions of the QJSA; (B) the Participant's right to waive, and the effect of the waiver of, the QJSA; (C) the rights of the Spouse; and (D) the right to revoke, and the effect of a revocation of, a previous waiver of the QJSA.
(ii)    Waiver. During the 180-day period before the Annuity Starting Date, a Participant may waive the QJSA, or the Single Life Annuity if the Participant is not married, and may revoke a prior waiver. A waiver of a QJSA is not effective unless the Spouse consents to the waiver. Notwithstanding the preceding sentence, the Spouse's consent is not required if the Participant elects a form of payment that is an alternative joint and spousal annuity equal in value to the QJSA. The waiver may be in the form of a written election under (g) below containing the Spouse's consent.

(b)    Waiver of QPSA.
(i)    Notice of QPSA. The Administrator will provide each Participant with a written notice containing an explanation of the QPSA and other benefits available upon the death of the Participant. The explanation will be comparable to the explanation described above with respect to the QJSA. The notice is provided to each Participant within the period described below that ends last:

(A)    Age Related. The period beginning with the first day of the Plan Year that includes the date the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or
(B)    Participation. A reasonable period that includes the date the Employee becomes a Participant. A reasonable period is the two-year period beginning one year before, and ending one year after, the occurrence of the described event.
If a Participant's employment terminates before the Plan Year that includes the date the Participant attains age 35, notice will be provided within the two-year period beginning one year before termination of employment and ending one year after termination of employment. If the Participant later returns to employment with the Employer, the applicable period for the Participant is redetermined.

(ii)    Waiver. At any time during the period beginning on the first day of the Plan Year that includes the date a Participant attains age 35 (or the date the Participant's employment terminates, if earlier) and ending on the earlier of the date the first payment is made to the Participant or the Participant's death, the Participant may waive the QPSA with the written consent of the Spouse and elect an optional form of benefit payment. The waiver shall be in the form of a written election by the Participant and consent by the Spouse. The Participant may not designate a different Beneficiary without a new consent by the Spouse. If the Participant does not waive the QPSA during the Participant's lifetime, the Spouse may waive the QPSA and elect an optional form of benefit payment at any time after the Participant's death and before payment begins. A Participant or Spouse may waive the QPSA as to the entire benefit or any portion of the otherwise payable benefit.

(iii)    Pre-Age 35 Waiver. A Participant who has not attained age 35 as of the last day of any current Plan Year may make a special waiver of the QPSA for the period beginning on the date of the waiver and ending on the first day of the Plan Year in which the Participant attains age 35. The waiver is subject to (i) and (ii) above except that the notice under (i) above must be provided to the Participant before the date of the waiver. The waiver shall not be valid unless the Participant receives the notice before the date of the waiver.

The QPSA is automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date is subject to (i) and (ii) above.

(c)    Spousal Consent. A consent by a Spouse shall not be effective unless the consent is in writing, signed by the Spouse and witnessed by an individual designated for this purpose by the Administrator or by a notary public. The consent must acknowledge the effect of the waiver of the QJSA or the QPSA. The consent is effective only with respect to the consenting Spouse and not with respect to a subsequent Spouse. Consent by the Spouse will be irrevocable with respect to the Participant's election, waiver, or designation of a Beneficiary to which the consent relates.
(i)    Specific Beneficiary or Form of Payment. The consent may be limited to payment to a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, and a specified form of payment. Any waiver after the revocation of a prior waiver or change of Beneficiary will require a new spousal consent.
(ii)    General Consent. The consent may permit the Participant to designate a Beneficiary, or elect an optional form of benefit payment, or to change either or both without a further consent by the Spouse. This form of consent is not valid unless the Spouse expressly and voluntarily permits such designations and elections without any further spousal consent. The consent may be limited to certain Beneficiaries or to certain forms of payment.
(iii)    Additional Rules.
(A)    Revocation of Prior Waiver. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time prior to the Annuity Starting Date. The number of revocations shall not be limited.
(B)    Unable to Locate Spouse. If it is established to the satisfaction of the Administrator that the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the Spouse's consent is not required.
(d)    Permitted Elections. To the extent permitted under this article and subject to waiver of the QJSA or QPSA and the required distribution rules of Section 7.4 or the terms of a QDRO, the Participant or other recipient may elect the method and time of payment. To the extent satisfied under subsections (a), (b), or (c), the requirements under (e)    and (g) need not be met again.
(e)    Participant Consent. Except as specified in (f) below, if payment is due to termination of employment prior to the Participant's Normal Retirement Date for any reason other than death, plan termination, or pursuant to a QDRO, payment of benefits shall not begin without the Participant's consent. The consent shall be given by an election of benefit payments. An election of payment shall be made within the 180-day period ending on the Annuity Starting Date.
(i)    Notice of Right to Elect. The Participant will be notified of the right to elect benefit payments and when consent is required, the right (if any) to defer payments and the consequences of failing to defer. The written notice shall provide an explanation of the material features and relative values of the available forms of payment. The notice shall be provided at least 30 days and not more than 180 days before the Annuity Starting Date.

(ii)    Annuity Starting Date. "Annuity Starting Date" means the first day of the first period for which an amount is payable in any form. Generally, the Annuity Starting Date is the date on which benefit payments may begin after all conditions and requirements for payment have been met.

(A)    Disability. The Annuity Starting Date for Disability Benefits shall be the date they begin if the Disability Benefit is not an auxiliary benefit. An auxiliary benefit is a Disability Benefit that does not reduce the benefit payable at Normal Retirement Date. Payment of a Disability Benefit that is an auxiliary benefit is disregarded in determining the Annuity Starting Date.

(B)    Required Beginning Date. Benefit payments that commence on the Participant's Required Beginning Date and before the Participant terminates employment shall be disregarded in determining the Annuity Starting Date.
(C)    Part-Time Employee. If benefit payments have commenced at or after Normal Retirement Date to a Participant under Section 5.3(a)(ii), the first of the month following the Participant's termination of employment shall be a new Annuity Starting Date for the Participant with respect to the Participant's entire Accrued Benefit, but only if the Participant's Accrued Benefit has increased since benefit payment began.
(D)    Administrative Delay. A payment shall not be considered to occur after the Annuity Starting Date merely because actual payment is reasonably delayed for calculation of the benefit amount if all payments due from the Annuity Starting Date are actually made.

(f)    Exceptions.
(i)    Small Balance Exceptions. Waiver of the QJSA or QPSA is not required and consent is not required with respect to a payment made in accordance with (A), (B) or (C) below.

(A)    Mandatory Cashout. If the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less, distribution will be made in a lump sum to the Participant as soon as administratively feasible following the date the Participant's employment terminates without the Participant's consent unless the Participant is receiving a series of scheduled periodic payments and the Participant's consent was required at the time the initial payment was made.

(B)    Death. If the Actuarially Equivalent present value of the QPSA payable to the Participant's Surviving Spouse is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less, distribution will be made in a lump sum to the Surviving Spouse as soon as administratively feasible following the

Participant's death without the consent of the Spouse and without regard to Section 7.3(d).

(C)    QDRO. If the Actuarially Equivalent present value of the portion of the Participant's Vested Accrued Benefit that is payable to an Alternate Payee under a QDRO is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less, distribution will be made in a lump sum to the Alternate Payee (without the consent of the Alternate Payee and without regard to Section 7.3(d)) as soon as administratively feasible following expiration of any applicable dispute period, even though the Participant may not be entitled to a concurrent distribution under the provisions of this plan.

(ii)    Waiver of Notice Period. Payments may commence less than 30 days after the notices required under (a)(i) and (e)(i) above are given, provided:

(A)    Right to 30-day Period. The Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect payment or to waive the QJSA and consent to a form of payment other than the QJSA;

(B)    Election. The Participant, after receiving the notices, affirmatively elects an optional form of payment;

(C)    Right to Revoke. The Participant is permitted to revoke the affirmative election until the Annuity Starting Date or, if later, at any time prior to the end of the 7-day period that begins the day after the notices are given to the Participant;

(D)    Annuity Starting Date. The Annuity Starting Date is after the date the notices are provided to the Participant; and

(E)    Benefit Payments. Benefit payments in accordance with the affirmative election may not commence before the end of the 7-day period described in
(C) above, even if the Annuity Starting Date is before the date of the Participant's affirmative election.

(g)    Election Requirements.

(i)    Time. The election shall be made not later than the date benefit payments begin or, if earlier, the date when benefit payments must begin. An election may be revoked or changed before benefit payments begin. Once benefit payments commence, the form of benefit payment may not be modified.

(ii)    Form. An election shall be made in a form acceptable to the Administrator.

(iii)    Other Conditions. An election to receive an annuity payment shall become void upon the death of the Participant prior to the date the first monthly annuity payment is required to be paid to the Participant. If a benefit is payable to a Surviving Spouse and conditioned upon the survival of and measured by the life of the Surviving Spouse, death of the Surviving Spouse prior to the date the first monthly benefit is required to be paid to the Participant shall void the election. If the Participant (or the Participant's Surviving Spouse) or an Alternate Payee is eligible to elect, and has properly completed an election, to receive a lump sum payment, the election shall not be affected by the death of the recipient prior to payment of the lump sum.

(h)    Failure to Elect. Failure to elect a distribution shall be deemed an election to defer distribution to a later date. If an election is not received, the Administrator will direct the Trustee to commence benefit payments as a QJSA if the Participant is married, or as a Single Life Annuity if the Participant is not married, at the time and in the manner determined under Section 7.4.
(i)    Additional Information. The Administrator may require additional forms or information when required by law or deemed necessary or appropriate in connection with any benefit payment.

(j)    No Retroactive Payment. Payment will not be made for any period prior to the date the notice under (a)(i) is provided and the Participant has properly completed a written application for the benefit on the form provided for such purpose by the Administrator. If the written application as originally filed with the Administrator is not completed properly, benefit payments will not begin until a properly completed application has been filed. If the notice under (a)(i) is properly provided to the Participant at the Participant's Normal or Late Retirement Date and the Participant fails to make an election, the Participant shall be deemed to have made an election to defer payment to a later date, but not later than the Participant's Required Beginning Date. If the Participant makes or is deemed to make an election to defer payment beyond the Participant's Normal or Late Retirement Date, the amount of the benefit payment shall be Actuarially Equivalent to the benefit that would have been payable but for the deferral.

7.6    Determination of Beneficiary.

A Participant's Beneficiary and successor Beneficiaries are determined under this section. The determination of a designated beneficiary under Section 7.4 is not only determined under this section but also is subject to and determined under Code Section 401(a)(9) and Regulations. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in a form approved by the Administrator; provided, however, once benefit payments commence, the Beneficiary may not be changed. Notwithstanding the preceding sentence, if the Participant elected a 60 or 120 months certain and life annuity and the Participant's designated Beneficiary dies before 60 or 120 monthly payments have been made to the Participant, the Participant may designate a new Beneficiary to receive the remaining payments, if any, upon the death of the Participant. The Participant's will is not effective for this purpose.

(a)    Beneficiary. "Beneficiary" means the Person designated by the Participant, or determined under this section, to receive the Participant's benefits, if any, that are provided by this plan or by the form of payment in effect under this plan after the Participant's death. The rules of this section apply to a designation by the Participant and in the absence of a valid designation or upon the failure of a designation by the Participant.

(b)    Successor Beneficiaries. One or more successor Beneficiaries may be designated by the Participant or determined under this section.
(c)    Married Participant; Spousal Consent. The Beneficiary of a married Participant shall be the Spouse unless the Spouse consents to designation of a Beneficiary other than the Spouse. If a married Participant designates or changes a Beneficiary other than the Spouse without the Spouse's consent, the designation will be void. A consent that permits further designations without consent is void unless the consent expressly permits such designations without additional spousal consent.

(i)    Consent. Consent by the Spouse must be voluntary and must acknowledge and accept the consequences of the designation of a Beneficiary other than the Spouse. Consent by the Spouse is irrevocable. The consent and acknowledgment must be witnessed by an individual designated by the Administrator or by a notary public. If the Spouse cannot be located or if any of the other exceptions set forth in Regulations issued under Code Section 417 apply, a consent is not required.
(ii)    Successors. Spousal consent is not required for the designation or determination under this section of successor Beneficiaries to the Spouse.
(iii)    Change of Marital Status. An existing Beneficiary designation by a Participant will be void upon the Participant's subsequent marriage or remarriage unless the new Spouse consents to the designation.

(d)    Default Determination. If a Participant fails to designate a Beneficiary, or if there is no Beneficiary or successor at the Participant's death or at any later payment date for the reason specified in (e) below or for any other reason, the Beneficiary shall be the surviving Spouse at the time of the Participant's death and the Spouse's estate with respect to any amount remaining undistributed at the subsequent death of the Spouse. If the Participant is not survived by a Spouse, the Beneficiary shall be the members of the first of the following classes with a living member on the date a benefit payment is due:

(i)    Children. The Participant's children, including those by adoption, dividing the distribution equally among the Participant's children with the living issue of any deceased child taking their parent's share by right of representation;

(ii)    Parents. The Participant's parents, dividing the distribution equally if both parents are living;
(iii)    Brothers and Sisters. The Participant's brothers and sisters, dividing the distribution equally among the Participant's living brothers and sisters.

(e)    Death of Beneficiary. If payment to one Beneficiary is pending or has begun and the Beneficiary dies before all payments have been made, the remaining payments shall be paid to the successor Beneficiary designated by the Participant or, if no successor Beneficiary has been designated, to the Beneficiary determined under (d) above. If payment is pending or has begun to more than one Beneficiary, payments shall continue to the survivor or survivors of them, and any amount remaining upon the death of the last survivor shall be paid to the successor Beneficiary designated by the Participant or, if no successor Beneficiary has been designated, to the Beneficiary determined under (d) above. Survivors shall include the issue of any deceased child who shall take the deceased child's share by right of representation.

(f)    No Surviving Beneficiary. If a deceased Participant has no surviving Beneficiary or successor Beneficiaries as designated by the Participant or as determined under (d) above on the date of the Participant's death, or on any subsequent date on which a payment is due, all remaining payments shall be paid to the Participant's estate, if then under the active administration of applicable probate or similar laws, or if not, to those Persons who would then take the Participant's personal property under the laws of the Participant's state of residence then in force, and in the proportions provided by those laws, as though the Participant had died at that time.

(g)    Alternate Payee. An Alternate Payee awarded an independent benefit under this plan shall be considered a Participant for purposes of determining the Alternate Payee's Beneficiary under this section.

(h)    Beneficiary Treated as Predeceased. A Beneficiary will be treated as having predeceased the Participant upon the occurrence of an event described in (i), (ii), or (iii) below.
(i)    Disclaimer. A Beneficiary may disclaim all or any portion of the Beneficiary's interest in any payments from this plan by filing a disclaimer with the Administrator. Upon the Administrator's acceptance of the disclaimer, the Beneficiary will be treated as having predeceased the Participant as to the portion disclaimed.
(ii)    Slayer Rule. Unless otherwise provided under applicable law, if a Beneficiary is convicted of the felonious and intentional killing of the Participant, the Beneficiary will be treated as having predeceased the Participant.

(iii)    Simultaneous Death. If the Participant and the Participant's Beneficiary die simultaneously or under circumstances such that it is not possible to determine the order of death, and the Participant's beneficiary designation form does not address simultaneous death, the Beneficiary will be presumed to have predeceased the Participant.

(i) Determination. The Administrator will apply the rules of this section to determine the proper Persons to whom payment should be made. In making this determination, the Administrator may request additional documentation from any relevant Person and may conclusively rely on such documentation. The decision of the Administrator will be final and binding on all Persons.

7.7    Facility of Payment.
A payment under this section shall fully discharge the Employer, Administrator, and Trustee from all future liability with respect to that payment.

(a)    Minimum Payments. When the amount of a benefit payment is less than
$50 per month, the Administrator may direct payment of accumulated amounts at less frequent intervals, but at least annually, in order to minimize the administrative expense of the payment. If the form of payment is a period certain annuity and payment is made at less frequent intervals than monthly, the number of payments that have been made shall be determined as if the payments had been made monthly for purposes of determining the remaining payment period.
(b)    Incapacity. If a recipient entitled to a payment is legally, physically, or mentally incapable of receiving or acknowledging payment, the Administrator may direct the payment to the recipient; or, for the benefit of the recipient, to the recipient's legal representative or any other Person who is legally entitled to receive payments on behalf of the recipient under the laws of the state in which the recipient resides; or to a custodian authorized to receive the benefit on the recipient's behalf under the applicable state's uniform transfers to minors act.

(c)    Legal Representative. The Employer, Administrator or Trustee shall not be required to commence probate proceedings or to secure the appointment of a legal representative.

(d)    Annuity Contract Purchase. An annuity contract purchased and distributed by the plan shall comply with the requirements of this plan and shall be nontransferable.

ARTICLE 8

Administration of the Plan

8.1    Duties, Powers, and Responsibilities of the Employer.

(a)    Required. The Employer shall be responsible for:

(i)    Employer Contributions.
(A)    Amount. Determining the amount of Employer Contributions;
and

(B)    Payment of Employer Contributions.    Paying Employer Contributions (including additional contributions if necessary to correct an error); and
(ii)    Plan Termination. Revoking and terminating this instrument.

(b)    Discretionary.    If not delegated to the Administrator, the Employer may exercise the following responsibilities:
(i)    Amendment. Amending this instrument;

(ii)    Administrator.    Appointing the members of the administrative committee that serves as the Administrator; and

(iii)    Mergers;    Spin-offs. Merging    this plan    with    another    qualified retirement plan or dividing this plan into multiple plans.

8.2    Employer Action.

An action required to be taken by the Employer may be taken by its board of directors, a committee of the board of directors, or by an officer authorized to act on behalf of the Employer.

8.3    Plan Administrator; Named Fiduciary.

"Administrator" means the Wolverine World Wide Plan Administrative Committee established by the Employer in accordance with Section 8.4 and/or other related documentation. In the absence of an administrative committee such as the Wolverine World Wide Plan Administrative Committee, or if at any time there are no current members of the administrative committee, "Administrator" means the Employer or a Person designated by the Employer. The Administrator is the named fiduciary and shall have the responsibilities conferred by ERISA upon the "Administrator" as defined in ERISA Section 3(16).

8.4    Committee.

An administrative committee, the Wolverine World Wide Plan Administrative Committee, has been appointed to administer this plan and corresponding trust in accordance with the provisions of this plan and the Trust Agreement.

(a)    Powers and Duties. As the Administrator, the administrative committee is responsible for administering the plan in accordance with this Article and has the powers and duties of the Administrator described in Section 8.5. In addition, the administrative committee will have any of the Employer's powers and duties delegated to it by the Employer. The administrative committee may perform its duties and responsibilities through appropriate Employees of the Employer, as determined from time to time by the administrative committee.
(b)    Membership. The number of members and members of the administrative committee will be determined and appointed by the Chief Executive Officer or Chief Financial Officer of the Employer unless delegated to a committee chair or other officer of the Employer. The members of the committee and may be removed or replaced at any time. A committee member may resign with at least 10 days' written notice to the committee. The death or disability of a committee member, or the termination of employment with the Employer, will result in the member's immediate resignation unless the member and committee agree otherwise in writing.

(c)    Records. The administrative committee will keep records of its proceedings.

(d)    Actions. The administrative committee acts by a majority of its members then in office. Action may be taken either by a vote at a meeting or in writing without a meeting. Any or all members may participate in a meeting by telephone, video, or similar electronic equipment. Action approved to be taken by the committee may be implemented by any member of the committee or by any other individual authorized to act on behalf of the committee, including execution of any related documents on behalf of the committee.

(e)    Compensation. Any committee member who is an Employee shall serve without additional compensation for service on the committee.

(f)    Conflict of Interest. Any member of the administrative committee who is a Participant may not vote or act on a matter that relates solely to that Participant. If that Participant is the only member of the administrative committee, the necessary action will be exercised by the Employer.

8.5    Duties, Powers, and Responsibilities of the Administrator.

Except to the extent modified by the applicable administrative policy and guidelines promulgated by the Employer from time to time or to the extent properly delegated, the Administrator shall have the following duties, powers, and responsibilities and shall:

(a)    Agent for Service of Process. Serve as the agent for service of process;
(b)    Trustee. Appoint the Trustee;
(c)    Amendment. Amend this instrument unless such action is taken, or reserved, by the Employer;
(d)    Mergers; Spin-Offs. Merge this plan with another qualified retirement plan or divide this plan into multiple plans unless such action is authorized by the Employer;
(e)    Investment Manager. If appropriate, appoint one or more Investment Managers, who shall have the power to acquire, manage, or dispose of any or all plan assets subject to:
(i)    Functions. The functions of the Investment Manager shall be limited to those specified services and duties for which the Investment Manager is engaged;
(ii)    Qualification. "Investment Manager" means a Person, as defined under ERISA 3(38), who is either (1) registered as an investment adviser under the Investment Advisers Act of 1940; (2) not registered as an investment adviser under the Investment Advisers Act of 1940 by reason of paragraph (1) of section 203A(a) of such Act, but is registered under the state in which it maintains its principal office and place of business and has filed a copy of its state registration form with the Department of Labor;
(3) a bank (as defined in the Investment Advisers Act of 1940); or (4) an insurance company licensed to manage, acquire, and dispose of assets of qualified retirement plans under the laws of more than one state; and
(iii)    Acknowledgment. The Investment Manager must acknowledge in writing that it is a fiduciary to this instrument;

(f)    Investment Adviser. If appropriate, appoint one or more investment advisers to render advice or make recommendations with respect to any or all plan assets subject to:

(i)    Functions. The function of an investment adviser shall be limited to those specified services and duties for which the investment adviser is engaged; and
(ii)    Acknowledgement. When appropriate, the investment adviser must acknowledge in writing that it is a fiduciary with respect to this instrument;

(g)    Custodian. If appropriate, appoint one or more agents to act as custodian of plan assets transferred to the custodian;

(h)    Payment of Administrative Expenses. Pay administrative expenses incurred in the operation, administration, management, and control of this instrument (these expenses shall be the obligation of this instrument unless paid by the Employer);

(i)    Plan Interpretation and Administration. Have discretionary authority to:

(i)    Interpret. Interpret and construe all provisions of this instrument (including resolving an inconsistency or ambiguity or correcting an error or an omission);
(ii)    Administer. Administer the plan in accordance with its terms and provisions; and
(iii)    Decisions. Make final, conclusive, and binding decisions based on its interpretations, and any such determinations shall be given deference in the event it is subject to judicial review;

(j)    Participant Rights. Subject to Section 8.10, determine the rights of Participants and Beneficiaries under the terms of this plan and communicate that information to the Trustee;

(k)    Limits; Tests. Be responsible for determining that this plan complies with all limitations and tests (including, without limitation, nondiscrimination tests, coverage tests, and top-heavy tests) under the Code and Regulations and maintain records necessary to demonstrate compliance with such limits and tests;

(l)    Benefits and Vesting. Determine the Participants entitled to additional benefit accruals for a Plan Year, if any, and a Participant's vested percentage;

(m)    Errors. Correct an error, including (but not limited to) errors in calculation of benefits or in determination of vesting or payment of a Participant's benefits;
(n)    Claims and Elections. Establish or approve the manner of making and reviewing Claims, elections, and applications;

(o)    Benefit Payments. Direct the Trustee as to the recipient, time payments are to be made or to begin, and the elected form of payment;

(p)    Qualified Domestic Relations Orders. Establish procedures to determine whether or not a domestic relations order is a QDRO, notify the Participant and any Alternate Payee of this determination, and assign benefits to the Alternate Payee pursuant to a QDRO;

(q)    Administration Information. Obtain to the extent reasonably possible all information necessary for the proper administration of this plan;

(r)    Recordkeeping. Establish procedures for and supervise the establishment and maintenance of all records necessary and appropriate for the proper administration of this plan;

(s)    Reporting and Disclosure. Prepare and (i) file annual and periodic reports required under ERISA and Regulations; and (ii) distribute applicable disclosure documents including (but not limited to) the summary plan description, an explanation to recipients of payments eligible for rollover treatment, the annual funding notice, requested and required benefit statements, notices required by Code Section 436 and Regulations with respect to benefit restrictions, and other applicable notices;

(t)    Penalties; Excise Taxes. Report and pay any penalty tax or excise taxes incurred by this plan or the Employer in connection with this plan on the proper tax form designated by the Internal Revenue Service and within the time limits specified for the tax form;

(u)    Advisers. Employ and rely on the advice and information provided by attorneys, "Actuaries" (an individual or firm employed to provide actuarial services for this plan), accountants, clerical employees, agents, or other Persons who are necessary for operation, administration, and management of this plan;

(v)    Expenses, Fees, and Charges. Present to the Trustee for payment (if not paid by the Employer) or reimbursement (if advanced by the Employer) all reasonable and necessary expenses, fees and charges, including fees for attorneys, Actuaries, accountants, clerical employees, agents, or other Persons, incurred in connection with the administration, management, or operation of this plan;

(w)    Nondiscrimination. Apply all rules, policies, procedures, and other acts without discrimination;

(x)    Bonding. Review compliance with the bonding requirements of ERISA; and

(y)    Other Powers and Duties. Exercise all other powers and duties necessary or appropriate under this plan, except those powers and duties allocated to another named fiduciary.

8.6    Delegation of Duties.

(a)    General. The powers and duties set forth in Sections 8.1 and 8.5 may be delegated by the Employer or the Administrator (subject to any applicable limits on its authority to delegate) to another Person.

(b)    Fiduciary Duties. Delegation of fiduciary duties must be:

(i)    In Writing. In writing and specify (i) the effective date of the delegation; (ii) the responsibility delegated; and (iii) the name, office, or other reference of each Person to whom the responsibility is delegated; and

(ii)    Acceptance of Responsibility. Communicated to the fiduciary to whom the responsibility is assigned, and written acceptance of the responsibility must be made by the fiduciary. The fiduciary will retain the responsibility until the fiduciary resigns or rejects the responsibility in writing, or the Employer or Administrator takes a superseding action.

(c)    Conflict. If a delegate's powers conflict with those of the Employer or Administrator, the powers of the Employer or Administrator will control. Action taken by a delegate that is in conflict with any action taken by the Employer or Administrator will be void.

8.7    Interrelationship of Fiduciaries; Discretionary Authority.

A Person may serve in more than one fiduciary capacity with respect to this instrument.

(a)    Performance of Duties. Each fiduciary shall act in accordance with this instrument. Each fiduciary shall be responsible for the proper exercise of its responsibilities.

(b)    Reliance on Others. Except as required by ERISA Section 405(b), each fiduciary may rely upon the action of another fiduciary and is not required to inquire into the propriety of any action.

(c)    Discretionary Authority of Fiduciaries. Each fiduciary shall have full discretionary authority in the exercise of the powers, duties, and responsibilities allocated or delegated to that fiduciary under this instrument.

8.8    Compensation; Indemnification.

(a)    Compensation. An Employee fiduciary who is compensated on a full-time basis by the Employer shall not receive compensation from this plan, except for reimbursement of expenses, unless permitted under a prohibited transaction exemption or applicable law.

(b)    Indemnification. The Employer shall indemnify, defend, and hold harmless, to the fullest extent permitted by ERISA, each member of the board of directors, each member of the administrative committee, if any, and each Employee to whom fiduciary duties or other responsibilities for the operation and administration of this instrument have been assigned or delegated, from any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to any matter related to this instrument; provided, however, that indemnification shall not apply if the action or inaction is due to gross negligence or willful misconduct, as determined by final disposition by a court with no further appeal rights. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person in fact was grossly negligent or engaged in willful misconduct.

(i)    Other Indemnification. Indemnification of an individual shall not in any manner supersede or interfere with the right of indemnification the individual may have pursuant to the Employer's articles of incorporation, bylaws, or otherwise.

(ii)    Insurance. The Employer may purchase and maintain liability insurance covering itself, any Related Employer, and any other Person against claims, losses, damages, expenses, and liabilities arising from the performance or failure to perform any power, duty, or responsibility with respect to this instrument.

8.9    Fiduciary Standards.
Each fiduciary shall act solely in the interest of Participants and Beneficiaries:

(a)    Prudence. With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent Person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(b)    Exclusive Purpose. For the exclusive purpose of providing benefits and paying expenses of administration; and

(c)    Prohibited Transaction. To avoid engaging in a prohibited transaction under the Code or ERISA unless an exemption for the transaction is available or obtained.

8.10    Claims; Appeal Procedures.

(a)    Claims. A "Claim" is a written request or allegation made by a Participant, Beneficiary, or Alternate Payee ("Claimant") with respect to any aspect of the operation or administration of the plan. A Claim may include, but is not limited to, a request for benefits or an allegation that the Administrator, Employer, or other fiduciary has violated the Code or ERISA.

(i)    Deadline for Submission.

(A)    General. A Claim other than a claim involving a breach of fiduciary duty must be submitted to the Administrator within one year of the date of the event giving rise to the Claim.

(B)    Breach of Fiduciary Duty. A Claim involving an alleged breach of fiduciary duty must be submitted within one year from the date on which the Claimant had actual knowledge of the alleged breach, but no later than three years from the date of the alleged breach.

(ii)    Deadline for Response. The Administrator will provide written notification of the determination to the Claimant not later than 90 days after receipt of the Claim unless the Administrator determines that special circumstances require an extension of time for processing the Claim.

(b)    Notification of Adverse Determination. Notification of an adverse determination shall be written in a manner that can be understood by the Claimant and will include: (i) the specific reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a statement outlining additional material or information necessary to enable approval of the Claim and the reasons why such material is necessary; and (iv) an explanation of the appeal procedures, including a statement of the Claimant's right to initiate a lawsuit in the event of a denial on appeal.

(c)    Appeal. Any Claimant who has received an adverse determination from the Administrator may, within 60 days after notice of the determination, file a written appeal for a full and fair review by the Administrator.

(d)    Final Decision. The Administrator will render a final determination and provide written notification to the Claimant within 60 days after receipt of the appeal, unless the Administrator determines that circumstances require an extension of time for processing the appeal.

(e)    Notification of Adverse Determination on Appeal. Notification of an adverse determination on appeal will be written in a manner that can be understood by the Claimant and will include: (i) the specific reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a statement of the Claimant's right to reasonable access to, and copies of, all documents, records and information relevant to the Claim at no cost; and (iv) an explanation of the additional appeal procedures, if any are available, including a statement of the Claimant's right to initiate a lawsuit.

(f)    Disability Claims. For any Claim or appeal relating to total disability, the alternative and additional requirements and the shorter response times specified in Regulations Section 2560.503-1 may apply.

(g)    Extensions. If the response time in (a) or (d) is extended, written notice of the extension must be provided within the original response period and the extension cannot be longer than the original response period (i.e., 90 or 60 days). Notice of the extension must specify the circumstances requiring the extension and the date by which the Administrator expects to complete the determination.

Except as provided in (f), the initial and extended response times in (d) are automatically extended, to the extent permitted under Regulations Section 2560.503-1(i), if appeals are processed by a committee or board that holds regular meetings at least quarterly.

(h)    Full and Fair Review. A full and fair review provides the Claimant with (i) reasonable access to, and copies of, all documents, records, and information relevant to the Claim at no cost, (ii) the opportunity to submit written comments, documents or information relating to the Claim, and (iii) the right to have such comments, documents or information taken into account, even if not submitted or considered in the preceding determination.

(i)    Authorized Representative; Hearings. A Claimant may designate an authorized representative on a form provided by or acceptable to the Administrator to act on behalf of, or with, the Claimant at all stages of a Claim or other action against the plan. If the Claimant designates a representative, all communications will be with that representative and not with the Claimant. The Claimant has no right to a hearing or other presentation before the Administrator. The Administrator may, in its sole discretion, require a hearing or other presentation if deemed necessary for full and fair review and adjudication of the Claim.

8.11    Seeking Review of a Claim in Court.

(a)    Exhaustion of Appeal Procedures Required. A Claimant may not file any action regarding a Claim against the plan, the Employer, the Administrator, or other fiduciary in court before first exhausting the administrative remedies set forth in Section 8.10.

(b)    Filing Deadline. If a Claimant exhausts the administrative remedies as set forth in Section 8.10 and then elects to bring an action in court, such action must be filed no later than one year from the date of the Administrator's written determination on the appeal of the Claim. If a Claimant does not bring an action in court within this timeline, the Claim will be considered waived.

(c)    Forum Selection. Any suit, action, or other legal proceeding arising out of or relating to this plan or a fiduciary must be brought exclusively in a court of competent jurisdiction in the State of Michigan.

(d)    Administrator's Failure to Follow Appeal Procedures. If the Administrator does not follow the procedures set forth in Section 8.10 with respect to a Claim, the Claimant may seek review of such Claim in court if the action is brought no later than one year from the date on which the determination from the Administrator was due.

8.12    Participant's Responsibilities.

(a)    Requests. All requests for action of any kind by a Participant, Surviving Spouse, or Beneficiary, including an Alternate Payee, under this plan shall be in writing, executed by the applicable party, and shall be subject to any other plan rules applicable to any specific type of request.

(b)    Furnish Information. Each Participant, Surviving Spouse, or Beneficiary, including an Alternate Payee, will furnish the Administrator information reasonably necessary for the proper administration of this plan, including, without limitation, proof of identity, proof of age, current mailing address, and employment status. In the absence of necessary information, the Administrator may use and rely on information they deem reliable regardless of the source of the information or if no reliable information exists, benefit payments due may be withheld until such information is obtained by the Administrator.

8.13    Electronic Administration.

Notwithstanding the requirement set forth in this plan that certain transactions, notices, elections, consents and disclosures be evidenced in the form of written documentation, documentation for such transactions, notices, elections, consents or disclosures may be provided or obtained through electronic media to the extent consistent with Regulations and other guidance.

8.14    Qualified Domestic Relations Orders.

The determination of whether or not any domestic relations order received by this plan is a qualified domestic relations order ("QDRO") will be made by the Administrator in accordance with the procedures established for this plan. If not provided at an earlier time, a copy of such procedures will be furnished to the parties named in the domestic relations order at the time the order is received by the Administrator. The Administrator will determine whether the domestic relations order is a QDRO within a reasonable period of time after receiving the order.

(a)    QDRO. As described in Code Section 414(p), a QDRO is a qualified domestic relations order issued by a competent state court that:

(i)    Benefits. Creates or recognizes the existence of an Alternate Payee's right to receive, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable with respect to a Participant;

(ii)    Reason. Relates to alimony, support of a child or other dependent, or a division of marital property;

(iii)    Contents. Contains the name and address of the Participant and the Alternate Payee, the amount of benefits or percentage of the Participant's Vested Accrued Benefit to be paid, the date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment; and

(iv)    Restrictions. Does not (1) require this plan to pay more to the Participant and all Alternate Payees than the Actuarially Equivalent present value of the Participant's Vested Accrued Benefit; (2) specify a method, benefit commencement date, or duration of payment not otherwise permitted under this plan; or (3) cancel the prior rights of another Alternate Payee.

(b)    Alternate Payee. "Alternate Payee" means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a QDRO as having a right to receive all or a portion of a Participant's benefits payable under this plan.
(i)    Rights. An Alternate Payee shall have no rights to a Participant's benefit and no rights under this plan other than the rights specifically granted to the Alternate Payee pursuant to a QDRO that are consistent with this plan.

(ii)    Anti-Alienation. Any reference to Beneficiary in Section 13.1 shall also apply to an Alternate Payee who is awarded an independent benefit under this plan.

(iii)    Written Requests. All requests for action by an Alternate Payee under this plan shall be in writing, executed by the Alternate Payee, and subject to all other plan provisions applicable to such requests for action.

ARTICLE 9

Investment of Funds

9.1    Investment Responsibility.

Except to the extent investment responsibility is expressly granted to a named fiduciary who is not the Trustee, the Trustee shall have sole and complete authority and responsibility for the investment, management, and control of plan assets. For this purpose, the named fiduciary may be the Employer, Administrator, Investment Manager, or other properly appointed fiduciary.

9.2    Authorized Investments.

The assets of this plan, without distinction between principal and income, may be invested and reinvested in common or preferred stocks, bonds, mortgages, leases, notes, debentures, mutual funds, guaranteed investment contracts and other contracts and funds of insurance companies, other securities, and other real or personal property including, without limitation, the investments described in (a) below.

(a)    Specific Investments.

(i)    Interest-Bearing Deposits. Plan assets may be invested in deposits, certificates, or share accounts of a bank, savings and loan association, credit union, or similar financial institution, including a fiduciary, if the deposits bear a reasonable rate of interest, whether or not the deposits or certificates are insured or guaranteed by an agency of the United States Government.

(ii)    Investment Funds. Plan assets may be invested through ownership of assets or shares in a common or collective trust fund, pooled investment fund, mutual fund, or other commingled investment, including any pooled or common fund or mutual fund maintained, sponsored, or provided investment management services by, or otherwise associated with, the Trustee, custodian, or other fiduciary, or affiliate of the Trustee or custodian, that allows participation or investment by a trust fund established under a qualified retirement plan. For this purpose, the terms and provisions of the declaration of trust or other governing documents through which the common or collective trust fund, pooled investment fund or mutual fund is maintained are incorporated in, and made applicable to, this plan.

(b)    Right of Trustee To Hold Cash. The Trustee may hold a reasonable portion of the assets of the plan in cash pending investment or payment of expenses and benefits.

ARTICLE 10

Funding

The Trust Fund has been established as the funding vehicle for this plan. Under the provisions of the Trust Agreement, the Trustee will receive contributions from the Employer and will hold, invest, and distribute the assets of the Trust Fund in accordance with the terms and conditions of this plan and the Trust Agreement. Plan benefits are payable only from the Trust Fund and only to the extent the Trust Fund is sufficient for that purpose; except as provided under Title IV of ERISA, neither the Employer nor any fiduciary is liable if the assets of the Trust Fund are insufficient to pay all plan benefits.

ARTICLE 11

Amendment, Mergers, Successor Employer

11.1    Amendment by Employer.
The provisions of this plan may be amended at any time. To the extent not implemented by, or reserved to, the Employer or an officer of the Employer, the Employer delegates the power to amend this plan to the Administrator.

(a)    Prohibitions. An amendment may be made without the consent of any other Person, except that an amendment shall not:
(i)    Decrease Benefit. Decrease a Participant's Vested Accrued Benefit, determined as of the later of the date the amendment is adopted or becomes effective, except as permitted by ERISA Section 302(c)(8) and 412(d)(2);
(ii)    Reduce Vested Percentage. Reduce a Participant's vested percentage as of the later of the adoption of the amendment or the effective date of the amendment;

(iii)    Modify the Vesting Schedule. Modify the vesting schedule for a Participant who was a Participant on the later of the effective date or the date of adoption of the amendment, except to increase the Participant's vested percentage (for each Year of Vesting Service);

(iv)    Elimination of Protected Benefits. Eliminate any early retirement benefits and retirement-type subsidy under Code Section 411(d)(6)(B)(i) or any optional forms of distribution with respect to benefits attributable to service earned before the amendment, except as may be permitted under Code Sections 401(a)(4) and 411; and

(v)    Special Restrictions. Violate the special restrictions of Section 12.7.

(b)    Notice. An amendment which provides for a significant reduction in future benefit accruals shall require at least 45 days prior notice to affected Participants and Alternate Payees under a QDRO before becoming effective.

11.2    Amendment by Warner Norcross + Judd LLP.

(a)    Authorized Amendments. Warner Norcross + Judd LLP is permitted to amend this plan on behalf of the Employer for changes in the Code, Regulations, revenue rulings, other statements published by the Internal Revenue Service (including model, sample, or other required good faith amendments, but only if their adoption will not cause the plan to be individually designed), and for corrections of prior approved plans. Warner Norcross + Judd LLP will inform the Employer of amendments made to the plan, including, but not limited to, any amendment to discontinue the plan.

(b)    Termination of Authority. Warner Norcross + Judd LLP will no longer have the authority to amend the plan on behalf of the Employer as of the date the first of the following causes the plan to become individually designed:

(i)    Type of Plan. The date the Employer amends the plan to incorporate a type of plan not permitted under the pre-approved plan program, as described in Revenue Procedure 2017-41 or any superseding guidance;
(ii)    Individually Designed. The date the Internal Revenue Service notifies the Employer that the plan is an individually designed plan due to the nature and extent of amendments by the Employer; or
(iii)    Revocation. The date the Employer revokes, or is deemed to revoke, this authorization to amend on behalf of the Employer by notification to Warner Norcross
+ Judd LLP that they will no longer represent the Employer with respect to the plan.

11.3    Merger of Plans.

This plan may be merged or consolidated, or its assets and liabilities may be transferred, in whole or in part, to another qualified retirement plan if:

(a)    Preservation of Accrued Benefits. Each Participant's Accrued Benefit would be equal to or greater than the Participant's Accrued Benefit as of the date immediately before the merger, consolidation, or transfer, assuming that this plan had terminated at that time.

(b)    Actuarial Statement. If required, at least 30 days before the merger, consolidation, or transfer, the Administrator shall file an actuarial statement of valuation, in accordance with Code Section 6058, that the requirements of (a) will be met upon consummation of the merger, consolidation, or transfer.

(c)    Authorization. The Employer or Administrator and any new or successor employer shall authorize the merger, consolidation, or transfer.

11.4    Successor Employer.

If an Employer is dissolved, merged, consolidated, restructured, or reorganized, or if the assets of the Employer are transferred, this instrument may be continued by the successor, and in that event, the successor will be substituted for the Employer.

ARTICLE 12

Termination

12.1    Right to Terminate.

(a)    Employer. The Employer reserves the right to revoke and terminate this instrument. The right to terminate is subject to, and conditioned upon, proper and timely notice to the Participants before the effective date of plan termination, including, if applicable, advance notice of the effective date of an amendment which ceases the accrual of benefits under this plan.

(b)    Pension Benefit Guaranty Corporation. Unless this plan meets the exception described in ERISA Section 4021(b)(13), termination of this plan is also subject to the requirements of the Pension Benefit Guaranty Corporation ("PBGC"). These requirements include:

(i)    Intent to Terminate. A notice of the intention to terminate this plan to the affected parties at least 60 days and not more than 90 days before the proposed termination date;

(ii)    PBGC Certification. An actuarial certification to the PBGC stating the projected amount of plan assets, the Actuarially Equivalent present value of Benefit Commitments, and either that this plan is projected to be sufficient for all Benefit Commitments or that this plan meets the criteria for a distress termination together with a certification by the Administrator of the accuracy of the information underlying the actuarial certification; and

(iii)    Benefit Commitments. As soon as possible after issuance of the notice of intent to terminate, a notice to each Participant and Beneficiary of the amount of Benefit Commitments or benefits payable, the amount and availability of alternative benefits or forms of payment, and the specific personal data (retirement age, spouse's age, and service) used to calculate the benefit. "Benefit Commitments" consist of all amounts set forth in subparagraphs (i)-(v) of Section 12.3(b).

12.2    Automatic Termination.

This plan shall automatically terminate, or partially terminate when applicable, and contributions shall cease upon the Employer's legal dissolution or when required by ERISA or the Code.

12.3    Termination of Plan.

(a)    Liquidation of Assets. Upon plan termination, the plan assets shall be liquidated over a reasonable period determined by the Trustee after consultation with the Administrator and, if covered by ERISA Section 4021(a), upon expiration of the statutory 60-day period after filing of the PBGC certification or extension of that period (for a standard termination), or upon the consent and approval of the PBGC (for a distress termination). The net assets (after provision is made for administrative expenses and expenses of liquidation) shall be applied and paid as provided in this section.
(b)    Priorities. Assets remaining after reserving sufficient assets to pay the expenses of administration and termination shall be applied as required under ERISA Section 4044 in the following order of priority:
(i)    After-Tax Employee Contribution Benefits. First, to the portion of the Participant's Accrued Benefit derived from the Participant's after-tax employee contributions.

(ii)    Mandatory Contribution Benefits. Second, to the portion of Participant's Accrued Benefit derived from the Participant's mandatory contributions. The amount of mandatory contributions shall be reduced by amounts paid to the Participant before the termination of this plan.

(iii)    Benefits Payable. Third, to benefits payable to a Participant or Beneficiary who at the date which is three years before termination either had begun to receive benefit payments or would have begun receiving benefit payments had the Participant elected to retire and begin receiving benefits as of that date.

(A)    Benefit. For this purpose, the benefit shall be the smaller of the benefit that was being received or the benefit that would have been received had the Participant retired based on the least benefit in effect during the five-year period ending at termination.

(B)    Benefit Decrease. If benefits under this plan had been reduced during the three-year period ending at termination by amendment or due to the form of payment, the lowest payment received during that period shall be considered as the benefit that was being received three years before termination.

(iv)    Benefits Guaranteed. Fourth, to benefits to a Participant (or Beneficiary) if, on the effective date of plan termination, the Participant's employment had terminated with a pension payable or the Participant would have had a pension payable had the Participant's employment terminated other than by death on that date.

(A)    Benefit. The benefit shall be the benefit not covered in the previous priority category which was provided by this plan at the date five years prior to the effective date of plan termination and a prorated portion of any benefit increase from that period to the effective date of termination. The prorated portion of a benefit increase shall be determined by multiplying the amount of the increase by 20% for each Plan Year that the increase was in effect.

(B)    Limitation. A benefit payable under this subsection shall not be greater than the actuarial value of a monthly single life annuity benefit equal to the maximum monthly amount guaranteed by the PBGC as of the date of plan termination.

(v)    Other Vested Benefits. Fifth, to benefits to a Participant (or Beneficiary) if, on the effective date of plan termination, the Participant's employment had terminated with a benefit payable or the Participant would have had a benefit payable had such Participant's employment terminated other than by death on that date. The benefit shall be the benefit provided by this plan as in effect on the date of termination.
(vi)    Other Nonvested Benefits. Sixth, to benefits to a nonvested Participant whose employment had not terminated as of the effective date of plan termination. The benefit shall be the Actuarially Equivalent present value of the Participant's Accrued Benefit determined without regard to the vesting schedule under this plan.

(c)    Rules For Application. The liability established by each priority shall be fully satisfied before provision for payment may be made under the next priority.

(i)    Distress Termination. If the plan assets are insufficient to satisfy the benefits payable under priorities (b)(i) through (v), this plan shall be subject to the distress termination provisions of ERISA.

(ii)    Insufficiency Within Priority. If the plan assets are insufficient within a priority to provide full benefits for all persons included within priorities (b)(i), (ii), (iii), (iv), and (vi), the benefits shall be proportionately reduced based upon the present value of the full benefit payable. If the insufficiency occurs in priority (b)(v), benefits in effect for the entire five-year period shall first be satisfied. Then benefit increases shall be satisfied in the chronological order of their effective dates.

12.4    Effect of Termination.

(a)    Nonforfeitability. Upon termination, including a partial termination of this plan, the rights of all affected Participants to Accrued Benefits as of the date of termination shall be nonforfeitable, except to the extent that they are subject to limitations with respect to maximum benefits.

(b)    Distribution.

(i)    Payment Options. If this plan is terminated in its entirety and the procedural termination requirements have been satisfied:
(A)    Active Participants. Each Participant, Surviving Spouse, or Beneficiary, including an Alternate Payee, whose benefits have not commenced shall be permitted to elect (regardless of whether the Participant's employment has terminated) payment in accordance with the provisions of Article 7, which may include a lump sum distribution without limitation; and

(B)    Retirees. Each terminated Participant, Surviving Spouse, Beneficiary, including an Alternate Payee, or contingent annuitant receiving benefit payments as of the date of the plan termination shall continue to receive the same form of benefit payment through the purchase of an irrevocable annuity contract in accordance with (iii) below.

(ii)    Lump Sum. If available, distribution in a lump sum under (i)(A) above shall be in complete satisfaction of the individual's right to benefits under this plan, and no other benefits shall be payable to or on behalf of such individual from the plan.

(iii)    Annuity Contract/PBGC. The Administrator shall direct payment of benefits for all Participants, Surviving Spouses, Alternate Payees, and Beneficiaries not receiving a lump sum benefit on plan termination through the purchase of annuity contracts providing for immediate or deferred payment or by transferring the value of the individual's benefit to the PBGC in accordance with the missing participant program established under the termination provisions of ERISA and applicable Regulations. A Person is considered missing if, following the Administrator's completion of the search methods described in applicable Treasury or Department of Labor guidance, the Person cannot be located or efforts to communicate with the Person fail to secure an election.

(c)    Recourse Only Against Trust Assets. Except as required under ERISA, there is no recourse for the payment of Accrued Benefits as of the date of plan termination other than from the assets of this plan and the Employer shall have no further liability for contributions to this plan or for payment of benefits for affected Participants upon plan termination.

12.5    Reversion of Assets.
The Employer shall not receive an amount from the assets of the plan due to plan termination, except that, the Employer shall receive all amounts, if any, remaining after payment of the present value of (or application to purchase annuities to pay) the Benefit Commitments under this plan to Participants and Beneficiaries. Any excess remaining after payment or application of these amounts shall be considered to result from a variation between actual experience and expected actuarial experience.

If the value of plan assets after the satisfaction of all liabilities of the plan (including any administrative expenses of termination) is greater than the Actuarially Equivalent value of all Accrued Benefits as of the date of termination, the excess amount shall revert to the Employer as provided in the preceding paragraph unless the Employer determines to apply all or a portion of the excess to provide additional benefits to Participants who are qualified participants as defined in Code Section 4980(d)(5)(a) as of the date of termination of the plan or to transfer all or a portion of the excess assets to a qualified replacement plan in accordance with Code Section 4980(d)(2). To the extent excess assets are applied to increase benefits under this plan, each qualified participant's share of the allocated amount shall be in the proportion that the Actuarially Equivalent present value of the qualified participant's Accrued Benefit as of the date of termination bears to the Actuarially Equivalent present value of the Accrued Benefits of all qualified participants as of the date of termination or in any other nondiscriminatory manner that complies with the requirements of Code Section 4980(d). An amount may not be allocated to a Participant if the allocation would result in a failure to meet any requirement under Code Section 401(a)(4) or 415.

12.6    Highest Paid Restriction.
(a)    Restrictions on Termination. If this plan terminates, the benefit of any present or former Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)    Restrictions on Distributions. The benefits payable to any of the 25 present and former Highly Compensated Employees paid the most compensation in the current or any prior Plan Year shall be restricted to annual payments no greater than (1) the annual payment that would be made to or with respect to the Participant under a life annuity that is Actuarially Equivalent to the sum of the Participant's Vested Accrued Benefit and the Participant's other benefits under this plan (other than a social security supplement) plus (2) the amount the Participant is entitled to receive under a social security supplement.

(i)    Exceptions. The restriction shall not apply if: after payment of the benefit the value of the plan assets equals or exceeds 110% of the plan's funding target (as defined in Code Section 430(d)(1); the value of the benefits for the Participant is less than 1% of the plan's funding target before distribution; the value of the benefit payable does not exceed the amount described in Code Section 411(a)(11)(A); or the plan terminates and the benefit is nondiscriminatory under Code Section 401(a)(4).

(ii)    Benefit. For purposes of the restriction, the Participant's benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values paid to a Participant, and any death benefits not provided for by insurance on the Participant's life.

(c)    Payment of Restricted Benefit in Full. A Participant's otherwise restricted benefit may be paid in full if the Participant enters into a written agreement with the Administrator to secure repayment of the restricted amount. The restricted amount is the excess of the amount paid to the Participant (accumulated with reasonable interest) over the amount that could have been paid under the restriction (accumulated with reasonable interest). The Participant may secure repayment of the restricted amount by one of the following methods.

(i)    Deposit in Escrow. The Participant may deposit in escrow, with an acceptable depository, property having a fair market value equal to at least 125% of the restricted amount. The escrow arrangement may permit the Participant to withdraw amounts in excess of 125% of the restricted amount. If the market value of the property falls below 110% of the remaining restricted amount, the Participant must deposit additional property to bring the value of the property held by the depository up to 125% of the restricted amount. The escrow arrangement may provide that the Participant may have the right to receive any income from the property placed in escrow, subject to the Participant's obligation to deposit additional property.
(ii)    Letter of Credit. The Participant may provide a bank letter of credit in an amount equal to at least 100% of the restricted amount.
(iii)    Bond. The Participant may post a bond equal to at least 100% of the restricted amount. If a bond is posted, the bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

A surety or bank may release any liability on a bond or letter of credit in excess of 100% of the restricted amount. If the Administrator certifies to the depository, surety, or bank that the Participant (or the Participant's estate) is no longer obligated to repay any restricted amount, a depository may redeliver any property held under the escrow arrangement, and a surety or bank may release any liability on the Participant's bond or letter of credit. The Administrator shall make such a certification only upon an occurrence described in (b)(i) above.

(d)    Payments Prior to January 1, 1994. Payments that were made or began before January 1, 1994, and that were restricted under Regulations Section 1.401-4(c) will not continue to be restricted unless the payments also would be subject to restriction under the rules of this section. Any payment that remains restricted will be restricted in accordance with Regulations Section 1.401-4(c), but the Participant may receive payment of an amount in escrow or release of any bond or letter of credit if the amount could be released under either Regulations Section 1.401-4(c) or 1.401(a)(4)-5(b).

12.7    Special Restriction.

If this plan is terminated or merged during the period from a Restricted Date to the following Unrestricted Date (a "Restricted Period"), the provisions of this section govern any termination, partial termination or merger or consolidation of this plan.
(a)    Restricted Date. "Restricted Date" means the first date on which the Employer enters into an agreement which could constitute a Change in Control; a person (including the Employer) publicly announces an intention to take or consider taking actions which would, if consummated, constitute a Change in Control; a Person (other than the Trustee or a fiduciary holding Employer securities under an employee benefit plan or any entity owned directly or indirectly by shareholders of the Employer in substantially the same proportions as their ownership of the Employer) increases beneficial ownership of the combined voting power of the Employer's then outstanding securities by 5% or more over the percentage owned on May 19, 1987, and after the increase the Person holds as beneficial owner, directly or indirectly, 9.5% or more of securities of the Employer; or the Board of Directors of the Employer adopts a resolution to the effect that a potential Change in Control has occurred for purposes of this Agreement.

(b)    Change in Control. "Change in Control" means:
(i)    20% of Stock. The acquisition of 20% or more of either (1) the then outstanding shares of common stock of the employer or (2) the combined voting power entitled to vote for the Board of Directors of the Employer, excluding: (A) an acquisition by the Employer, (B) an acquisition by an employee benefit plan (or related trust) of the Employer, (C) an acquisition where, afterwards the ownership is substantially the same (in accordance with (1), (2), and (3) of (iii) below), or (D) an acquisition by an executive or group of executives of the Employer;

(ii)    Majority Change in Board. A change in majority of the incumbent Board of Directors of the Employer as of May 9, 1987, except that a board member approved by a three-quarters vote of the directors will be defined as an incumbent and a board member elected out of a proxy contest is deemed not to be an incumbent; or

(iii)    Reorganization. Approval by the stockholders of the Employer of a reorganization, merger, consolidation plan of complete liquidation or distribution or sale of substantially all of the Employer's assets unless the ownership afterwards is substantially the same including, (1) more than 50% of common stock and voting power is the same and in roughly the same proportion, (2) no Person except the Employer, an Employer employee benefit plan (or related trust) or stockholder who held 20% before such transaction, owns 20% of the common stock or voting power of the new company, and (3) at least a majority of the new board members were members of the incumbent board.

(c)    Unrestricted Date. "Unrestricted Date" means the last day of the two-year period following the Restricted Date.

(d)    Termination/Partial Termination. Upon termination (or partial termination) during a Restricted Period, if assets remain in the trust which could otherwise be reverted to the Employer, the assets will instead be applied:

(i)    Retiree Benefits. First, to the purchase of retiree medical and life insurance to Participants and their beneficiaries in full (or partial prorata) satisfaction of the Employers' obligation then existing obligation; and

(ii)    Benefit Increase. To increase benefits on a prorata basis to Participants and Beneficiaries to the maximum extent permissible under this plan.
(e)    Merger Consolidation. If this plan is merged or consolidated with another plan or a transfer of plan assets and liabilities is effected during a Restricted Period:

(i)    Full Vesting. The Accrued Benefit of each Participant whose benefit may be affected and is in Covered Employment on the proposed effective date of the merger, consolidation or transfer will be fully vested;

(ii)    Benefit Increase. The Vested Accrued Benefit of each Participant or beneficiary will be increased under (d) above (including retiree benefits) as though this plan had terminated immediately prior to the effective date of the merger, consolidation or transfer will be fully vested; and

(iii)    Payment/Purchase. The increased fully-vested benefit provided by this section will be satisfied before the consummation of the merger, consolidation or transfer by, at the Participant or Beneficiary's election: a lump sum payment of the present value of the benefits calculated on a termination basis or by the purchase of an annuity contract which represents an irrevocable commitment to satisfy the increased, fully-vested benefit and satisfies applicable provisions of law regarding selection of an annuity provider.

(f)    Amendment. During a Restricted Period, this plan may not be amended to:

(i)    Adversely Impact. Adversely affect the computation or amount of or entitlement to benefits under this section including any adverse change in or to: the rate at which benefit accrue or vest; the determination of compensation; optimal forms of payment; the time of commencement of benefits; or actuarial factors utilized to compute benefits; or

(ii)    Modify Section 12.7. Modify this section without the consent of a majority of the Participants in Covered Employment immediately prior to the Restricted Date in both number and interest (calculated based upon the present value of the benefits provided by this section).

ARTICLE 13

General Provisions

13.1    Spendthrift Provision.

An interest in the assets of the plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by a Participant or Beneficiary except under a QDRO or as permitted in subsection (a) or (b).

(a)    Not Security. An interest shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise, except for a claim under a voluntary revocable assignment permitted by Regulation Section 1.401(a)-13.

(b)    Crimes and ERISA Violations. A Participant's interest in the assets of this plan may be offset to pay an amount that the Participant is required to pay to the Internal Revenue Service or to the plan for certain crimes and ERISA violations in accordance with the following rules:

(i)    Express Provision. An offset may be made if it is expressly provided for by:

(A)    Judgment of Conviction. A judgment of conviction for a crime involving this plan;

(B)    Civil Judgment. A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the fiduciary responsibility provisions under ERISA;

(C)    Government Agency Settlement. A settlement agreement between the Participant and the Department of Labor or Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of the fiduciary responsibility provisions under ERISA by a fiduciary or any other person; or

(D)    IRS Levy. A levy issued by the Internal Revenue Service or a judgment involving a collection by the United States Government resulting from an unpaid tax assessment against the Participant or Beneficiary.

(ii)    Spousal Consent. A Participant's interest in the assets of this plan shall not be offset if the Participant has a Spouse on the date of the offset unless the QJSA has been waived or the Spouse consents in writing to the offset. The consent must be witnessed by an individual named by the Administrator or by a notary public. If the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the consent is not required.

(iii)    Waiver of Consent Requirement. The consent of the Spouse is not required if the judgment or settlement agreement in (i) above:

(A)    Payment Ordered. Orders or requires the Spouse to pay an amount to this plan in connection with a violation of the fiduciary responsibility provisions under ERISA; or
(B)    Rights Retained. Retains the Spouse's right to the QJSA or QPSA determined in accordance with Code Section 401(a)(13)(D).
(c)    Attempts Void. Any other attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void. This instrument shall not be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of a Person entitled to benefits. The benefits and assets held under this plan shall not be considered an asset of a Participant or Beneficiary in the event of insolvency or bankruptcy.

13.2    Effect Upon Employment Relationship.

The adoption of this plan shall not create a contract of employment between the Employer and an Employee, confer upon an Employee a legal right to continuation of employment, limit or qualify the right of the Employer to discharge or retire an Employee, or affect the right of an Employee to remain in service after the Normal Retirement Date.

13.3    No Interest in Employer Assets.

Nothing in this instrument shall be construed to give an Employee, Participant, Beneficiary, or Alternate Payee an interest in the assets or the business affairs of the Employer, or the right to examine the books and records of the Employer. An individual's rights are solely those granted by this instrument. In any place it appears, the term instrument refers to the governing plan and trust documents which together comprise this defined benefit plan.

13.4    Construction.

The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms have the meaning specified in this plan. If a term is not defined, the term shall have the general, accepted meaning of the term.

Any period of time described in this plan shall consist of consecutive days, months, or years, as appropriate.

13.5    Severability.

If any provision of this instrument is invalid, unenforceable, or disqualified under the Code, ERISA, or Regulations, for any period of time, the affected provision shall be ineffective, but the remaining provisions shall be unaffected.

13.6    Governing Law.
This instrument shall be interpreted, administered, and managed in compliance with the Code, ERISA, and Regulations. To the extent not preempted by federal law, this instrument shall be interpreted, administered, and managed in compliance with the laws of the State of Michigan.

13.7    Nondiversion.

Except for reversion of assets permitted upon plan termination, all of the assets of the plan shall be retained for the exclusive benefit of Participants and their Beneficiaries, shall be used to pay benefits to such Persons and to pay administrative expenses to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

13.8    Correction of Errors and Recoupment.

If any error or change in records results in any Participant, Beneficiary, Surviving Spouse, or Alternate Payee receiving from the plan more or less than the amount that would have been payable had the records been correct or had the error not been made, the Administrator shall correct the error by adjusting, as far as practicable, the future payments in such a manner that the benefits to which the Person was correctly entitled shall be paid. The Administrator shall be entitled to recoup amounts which are overpaid to a Participant, Beneficiary, Surviving Spouse, or Alternate Payee and may choose to recoup by requesting repayment from such Person either in addition to or instead of adjusting future benefit payments to such Person.

13.9    Limitations for Underfunded Plans.

This section generally states the requirements of Code Section 436 and the Regulations and shall take precedence over any other provision of this plan effective for Plan Years beginning on or after January 1, 2008. The applicability of Code Section 436 and its limitations shall be determined in accordance with the provisions of Regulations Section 1.436-1, including, but not limited to, the application of Code Section 436 to the plan as determined under Regulations Section 1.436-1(a) and the methods for avoiding the benefit limitations of Code Section 436 specified in Regulations Section 1.436-1(f).

(a)    Limitation on Benefit Accruals. If the AFTAP for a Plan Year is less than 60%, benefit accruals under this plan will cease as of the Applicable Measurement Date in accordance with Regulations Section 1.436-1(e). If benefit accruals must cease under this provision, the plan may not be amended in a manner that would increase the liabilities of the plan by reason of an increase in benefits or establishment of new benefits, regardless of whether such amendment would otherwise be permitted under Code Section 436(c)(3).
(b)    Limitation on Benefit Payments. Benefit payments to a Participant or Beneficiary will be limited as specified below; provided, however, the limitations shall not apply to Prohibited Payments that are made to effectuate the termination of the plan in accordance with applicable law.
(i)    AFTAP Less Than 60%. If the AFTAP for a Plan Year is less than 60%, a Participant or Beneficiary may not elect an optional form of benefit payment that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that is on or after the Applicable Measurement Date.
(ii)    Bankruptcy. A Participant or Beneficiary may not elect an optional form of benefit payment that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that occurs during any period in which the Employer is a debtor in a case under Title 11 of the United States Code or similar federal or state law. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Actuary certifies that the AFTAP for that Plan Year (determined without taking into account the interest rate stabilization provisions of Code Section 430(h)(2)(C)(iv)) is not less than 100%.

(iii)    AFTAP Between 60% and 80%. If the AFTAP for a Plan Year is 60% or more but less than 80%, a Participant or Beneficiary may not elect an optional form of benefit that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that is on or after the Applicable Measurement

Date, unless the present value, determined in accordance with Code Section 417(e)(3), of the Restricted Portion of the benefit does not exceed the lesser of (A) 50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit payment that includes the Prohibited Payment or (B) 100% of the PBGC Maximum Benefit Guarantee Amount.

(A)    Election Options. If an optional form of benefit payment that is otherwise available under this plan is not available as of the Annuity Starting Date due to (iii) above, the Participant or Beneficiary may elect to:

(1)    Bifurcation. Receive the Unrestricted Portion of that optional form at that Annuity Starting Date, determined by treating the Unrestricted Portion of the benefit as if it were the Participant's or Beneficiary's entire benefit under this plan, and to receive payment of the remainder of the benefit in any optional form of benefit at the same Annuity Starting Date otherwise available that would not have included a Prohibited Payment if that optional form applied to the Participant or Beneficiary's entire benefit; provided the rules of Code Section 1.417(e)-1 are applied separately to the separate optional forms of payment for the Unrestricted Portion of the benefit and the remainder of the benefit;

(2)    Other Optional Form. Commence benefit payments with respect to the Participant's or Beneficiary's entire benefit in any other optional form of benefit available under this plan at the same Annuity Starting Date that is not restricted under (iii) above; or
(3)    Defer Payment. Defer commencement of the benefit payments if permitted and in accordance with the terms of this plan.

(B)    One Time Application. If a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit payment) is made to a Participant in accordance with the above provisions, no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which the limitations on benefit payments under (b) above apply.
(C)    Alternative Election Option. With respect to an optional form of benefit payment that includes a Prohibited Payment that is not permitted to be paid under (iii) above, for which no additional information from the Participant or Beneficiary is needed, rather than wait for the Participant or Beneficiary to elect such optional form of benefit payment, the Administrator may determine to provide for separate elections with respect to the Restricted and Unrestricted Portions of that optional form of benefit provided this rule is applied to all such optional forms and the option that the separate election replaces is identified.

(iv)    Special Election Options. The Administrator may determine, on a uniform and nondiscriminatory basis, to offer optional forms of benefit in accordance with Regulations Section 1.436-1(d)(6) including, but not limited to, the options listed in (A)

and (B) below that will be available solely during the period in which subsections (i), (ii), or (iii) apply to limit Prohibited Payments under this plan.

(A)    Single Sum Payment. A Participant or Beneficiary who commences benefit payments during the period in which (i) or (ii) above applies to limit Prohibited Payments under this plan may be permitted to elect (when the restricted period expires) to receive the remaining benefit in the form of a single-sum payment equal to the present value of the remaining benefit, but only to the extent then permitted under this section.

(B)    Deferral of Restricted Portion. A Participant or Beneficiary who commences benefit payments during the period in which (iii) above applies to restrict Prohibited Payments under this plan may be permitted to elect payment in an optional form of benefit payment that provides for the current payment of the Unrestricted Portion of the benefit with a delayed commencement for the Restricted Portion of the benefit, subject to the other requirements of this plan.
(c)    Limitation on Unpredictable Contingent Event Benefits. Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is (i) less than 60%, or (ii) 60% or more, but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the Unpredictable Contingent Event during the Plan Year is 100%.

(d)    Limitation on Plan Amendments. In accordance with Regulations Section 1.436-1(c) and except as otherwise provided therein, no amendment to the plan that has the effect of increasing liabilities of the plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect in a Plan Year if the AFTAP for the Plan Year is (i) less than 80%; or (ii) 80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

(e)    Automatic Resumption/Restoration.

(i)    Benefit Accruals. Benefit accruals that had been limited under (a) above shall be automatically restored as of the Applicable Measurement Date that the limitation ceases to apply. The restoration of benefit accrual is treated as a plan amendment subject to the limitations under (d) above, unless the continuous period of the limitation was 12 months or less and the plan's Actuary certifies that the AFTAP would not be less than 60% taking into account the restored benefit accruals for the prior Plan Year. If applicable, the plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Sections 2530.204-2(c) and(d) of the ERISA Regulations.

(ii)    Benefit Payments. If a limitation on Prohibited Payments under (b) above applied to the plan as of an Applicable Measurement Date, but that limit no longer applies as of a later Applicable Measurement Date, the limitation on Prohibited Payments does not apply to benefits with Annuity Starting Dates that are on or after that later Applicable Measurement Date. Notwithstanding any other provision of this plan to the contrary, the Administrator may determine, on a uniform and nondiscriminatory basis, to provide a Participant who had an Annuity Starting Date within a period during which a limitation under (b) above applied to the plan with the opportunity to have a new Annuity Starting Date (which would constitute a new Annuity Starting Date under Code Sections 415 and 417) under which the form of benefit payment previously elected may be modified once the limitations cease to apply.

(iii)    Unpredictable Contingent Event Benefits. If Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event that occurs during the Plan Year are not permitted to be paid after the occurrence of the event in accordance with (c) above, but are permitted to be paid later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the Actuary's certification of the AFTAP for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(B), the Unpredictable Contingent Event Benefits will automatically become payable, retroactive to the period those benefits would have been payable under the terms of this plan. If the benefits do not become payable during the Plan Year in accordance with the preceding sentence, the plan is treated as if it does not provide those benefits; provided, however, that all or any portion of those benefits can be restored pursuant to an amendment that meets the requirements of (d) above.

(iv)    Plan Amendments. If an amendment to the plan does not take effect as of the effective date of the amendment in accordance with (d) above, but is permitted to take effect later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the Actuary's certification of the AFTAP for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(C), the amendment will automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the amendment cannot take effect during the Plan Year, it will be treated as if it were never adopted, unless the amendment provides otherwise.

(f)    Definitions. The following definitions apply for purposes of this section only.

(i)    AFTAP. "AFTAP" means the adjusted funding target attainment percentage as defined in Regulations Section 1.436-1(j)(1), including all applicable assumptions, elections, and transition rules specified in Code Section 436 and Regulations Section 1.436-1. If the plan's Actuary has not yet issued a certification of the plan's AFTAP for the Plan Year, special rules and presumptions shall apply as specified in (A) and (B) below in accordance with Code Sections 436(g) and (h) and applicable Regulations.

(A)    Presumptions. For any period during which a presumption under Code Section 436(h) and Regulations Sections 1.436-1(h)(1), (2), or (3) applies to this plan, the restrictions applicable under Code Section 436 and the limitations described in (a), (b), (c), and (d) above shall be applied as if the AFTAP for the year were the presumed AFTAP determined under the rules of Code Section 436(h) and Regulations Sections 1.436-1(h)(1), (2), or (3), as applicable.
(B)    Inclusive Presumption. For any period in which none of the presumptions under (A) above apply to the plan and the Actuary has not yet issued a certification of the plan's AFTAP for the Plan Year, the limitations under (c) and (d) shall be based on the inclusive presumed AFTAP for the Plan, as such term is described in, and calculated in accordance with the rules of, Regulations Section 1.436-1(g)(2)(iii).
(ii)    Annuity Starting Date. "Annuity Starting Date" generally means the first day of the first period for which an amount is payable as an annuity as described in Code Section 417(f)(2)(A)(i). The Annuity Starting Date shall be determined in accordance with Regulations Section 1.436-1(j)(2).
(iii)    Applicable Measurement Date. "Applicable Measurement Date" means the date used to determine when the limitations of this article apply or cease to apply, and also for calculations with respect to applying the limitations of this article, as defined in Regulations Section 1.436-1(j)(8).

(iv)    PBGC Maximum Benefit Guarantee Amount. "PBGC Maximum Benefit Guarantee Amount" means the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant's age or the Beneficiary's age at the Annuity Starting Date) under ERISA Section 4022 for the year in which the Annuity Starting Date occurs.

(v)    Prohibited Payment. "Prohibited Payment" means any payment for a month that is in excess of the monthly amount paid under a Single Life Annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)) to a Participant or Beneficiary whose Annuity Starting Date occurs during any period that a limitation on Prohibited Payments is in effect, as well as any payment for the purchase of an irrevocable commitment from an insurer to pay benefits. Prohibited Payment includes any transfer of assets and liabilities to another plan maintained by the Employer or any Related Employer that is made to avoid or terminate the application Code Section
436 and any other amount that is identified as a Prohibited Payment in guidance published by the Commissioner of the Internal Revenue Service. Prohibited Payment does not include the payment of a benefit which may be distributed without the consent of the Participant in accordance with Code Section 411(a)(11).

(vi)    Restricted Portion. "Restricted Portion" means, with respect to a benefit being paid in an optional form for which any of the payments is greater than the amount payable under a Single Life Annuity to the Participant or Beneficiary (plus any social security supplements described in the last sentence of Code Section 411(a)(9) payable to the Participant or Beneficiary) with the same Annuity Starting Date, the excess of each payment over the smallest payment during the Participant's lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant's lifetime in which no payments are made as a payment of zero).

(vii)    Unpredictable Contingent Event. "Unpredictable Contingent Event" means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or Disability.

(viii)    Unpredictable Contingent Event Benefits. "Unpredictable Contingent Event Benefits" means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.

(ix)    Unrestricted Portion. "Unrestricted Portion" generally means 50% of the amount payable under the optional form of benefit. The Unrestricted Portion of the benefit shall be determined in accordance with Regulations Section 1.436-1(d)(3)(iii)(D).

13.10    Authorization of PTE 80-26 Loan.

Pursuant to Department of Labor Prohibited Transaction Exemption 80-26, 71 Fed. Reg. 17917, 17919-20 (Apr. 7, 2006) (PTE 80-26), any party in interest or disqualified person ("80-26 Lender") may pay ordinary operating expenses of this plan or other expenses incidental to the operation of this plan, including, but not limited to, the payment of benefits in accordance with the terms of the plan, which will constitute unsecured, interest-free loans or extensions of credit from the 80-26 Lender to the plan.

(a)    Right to Collect. The 80-26 Lender is entitled, at its option, either to forgive or to collect any such loan upon demand.

(b)    PTE 80-26 Loan Requirements. In addition to other requirements set forth in the Code, Regulations and PTE 80-26, the loan or extension of credit will:

(i)    No Discount. Not waive any discount for payment in cash;

(ii)    No Interest or Fees. Not charge any interest or fee to the plan;

(iii)    Unsecured. Be unsecured; and

(iv)    Not Made by Plan. Not be directly or indirectly made by the plan.

(c)    Written Loan Agreement. To the extent necessary, the terms of this provision constitute a written loan agreement between the 80-26 Lender and the plan.

ARTICLE 14

Top-Heavy Plan Provisions

14.1    Top-Heavy Plan.
If this plan is or becomes a Top-Heavy Plan in a Plan Year, the provisions of this article shall supersede all conflicting plan provisions. "Top-Heavy Plan" means this plan for a Plan Year if:

(a)    Not Required or Permissive Aggregation Group. This plan is not part of a Required Aggregation Group or a Permissive Aggregation Group, and the Top-Heavy Ratio exceeds 60%;

(b)    Required Aggregation Group. This plan is part of a Required Aggregation Group (but not part of a Permissive Aggregation Group), and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or
(c)    Permissive Aggregation Group. This plan is part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

14.2    Top-Heavy Determination.

The determination of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and Regulations.

(a)    Top-Heavy Ratio. "Top-Heavy Ratio" means the ratio, as of this plan's Determination Date, calculated by dividing the aggregate Present Value of Accrued Benefits of all Key Employees of each plan in the Required Aggregation Group (and each other plan in the Permissive Aggregation Group, if necessary or desirable) by the aggregate Present Value of Accrued Benefits of all Participants under all plans in the Required (or Permissive) Aggregation Group.

(i)    Disregard Certain Employees. In calculating the Top-Heavy Ratio, the account balance or Accrued Benefit of a Participant who was a Key Employee in a prior year but is no longer a Key Employee or has not performed services for an Employer maintaining this plan at any time during the one-year period ending on the Determination Date(s) will be disregarded.

(ii)    Ownership. Ownership shall be determined under Code Section 318 as modified by Code Section 416(i)(1)(B)(iii) without regard to the aggregation rules under Code Section 414.
(b)    Present Value of Accrued Benefits.
(i)    This Plan. "Present Value of Accrued Benefits" under this plan means the Actuarially Equivalent present value of the Accrued Benefits of all Participants and Beneficiaries determined as of the most recent Top-Heavy Valuation Date within the 12-month period ending on the Determination Date. The Present Value of Accrued Benefits includes:

(A)    One-Year Period. The amount of benefit payments made from this plan due to severance from employment, death or disability during the one-year period ending on the Determination Date; and

(B)    Five-Year Period. The amount of benefit payments made from this plan for any other reason during the five-year period ending on the Determination Date.
(ii)    Accrual Method. The Accrued Benefit of any Participant who is not a Key Employee shall be determined (i) under the method, if any, that applies uniformly with respect to all defined benefit plans maintained by the Employer, or (ii) if there is no uniform method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(iii)    Multiple Plans. The Present Value of Accrued Benefits shall be determined with respect to, and pursuant to the provisions of, all qualified retirement plans (including a simplified employee pension plan) in the aggregation group. When aggregating plans, the Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv)    Unpaid Contribution. A contribution not paid as of a Determination Date for any plan in the aggregation group shall be included in the determination of the Present Value of Accrued Benefits as required in Code Section 416 and Regulations.

(v)    Actuarial Assumptions. If this plan is part of a Permissive Aggregation Group or a Required Aggregation Group and at least one of the qualified retirement plans aggregated with this plan is a defined benefit plan, the Present Value of Accrued Benefits under any such defined benefit plan shall be determined based on the assumptions specified in Section 7.2(a) and in accordance with Regulations Section 1.416-1, T-25 through T-28.

(vi)    Rollovers and Transfers. A distribution rolled over or an amount transferred from this plan to another qualified retirement plan of the Employer or a Related

Employer shall not be included in the Present Value of Accrued Benefits under this plan. A distribution rolled over or an amount transferred from another qualified retirement plan of the Employer or a Related Employer to this plan shall be included in the Present Value of Accrued Benefits under this plan. If a rollover or transfer to a qualified retirement plan of an unrelated employer was initiated by the former Participant, it shall be deemed a distribution from this plan.

(c)    Required Aggregation Group. "Required Aggregation Group" means all qualified retirement plans, including terminated plans, of the Employer and each Related Employer in which at least one Key Employee is a participant at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), plus all other qualified retirement plans of the Employer and each Related Employer, that enable one or more of the plans covering at least one Key Employee to meet the requirements of Code Sections 401(a)(4) or 410.

(d)    Permissive Aggregation Group. "Permissive Aggregation Group" means all qualified retirement plans, including terminated plans, if any, of the Employer and each Related Employer that are part of a Required Aggregation Group that includes this plan, plus any other qualified retirement plan (designated by the Employer) of the Employer and each Related Employer that is not part of the Required Aggregation Group but that, when considered part of the Permissive Aggregation Group, does not prevent the group from meeting the requirements of Code Sections 401(a)(4) and 410.

(e)    Determination Date. For any Plan Year after the initial Plan Year, "Determination Date" means the last day of the preceding Plan Year. For the initial Plan Year, "Determination Date" means the last day of the initial Plan Year.

(f)    Key Employee. "Key Employee" means an Employee or former Employee (including any deceased Employee or the Beneficiary of any deceased Employee) who, under Code Section 416(i), is or was, during the Plan Year that includes the Determination Date, one of the following:

(i)    Officer. An officer of an Employer or Related Employer if the officer's Section 415 Compensation exceeds $230,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2025);

(ii)    5% Owner. A 5% Owner; or

(iii)    1% Owner; $150,000 Compensation. A 1% owner, determined under the definition of 5% Owner but replacing "5%" with "1%," whose Section 415 Compensation exceeds $150,000.

Ownership under (ii) and (iii) shall be determined separately for each Employer and Related Employer. Compensation for (i) and (iii) above for a Plan Year is determined without regard to the Annual Compensation Limit.

(g)    Top-Heavy Valuation Date. "Top-Heavy Valuation Date" means, for a defined contribution plan (including a simplified employee pension plan), the date for revaluation of the assets to market value coinciding with, or occurring most recently within the 12-month period ending on, the Determination Date. For a defined benefit plan, the term means the most recent date used for computing the plan costs for minimum funding purposes (whether or not an actuarial valuation is performed during that Plan Year) occurring within the 12-month period ending on the Determination Date.
14.3    Minimum Benefits.
For each Plan Year in which benefit accruals under this plan are not frozen and this plan is or becomes a Top-Heavy Plan, each Participant who is not a Key Employee and who completes at least 1,000 Hours of Service shall accrue a Minimum Accrued Benefit.

(a)    Minimum Accrued Benefit. The "Minimum Accrued Benefit" for a Participant who is not a Key Employee means the monthly amount of a pension benefit payable as a Single Life Annuity beginning on the first day of the first month following the Participant's Normal Retirement Date. The monthly amount shall be 2% of Minimum Average Monthly Compensation multiplied by Years of Vesting Service (maximum of 10 years) earned for Plan Years beginning on or after January 1, 1984, during which this plan is a Top-Heavy Plan.

(b)    Minimum Average Monthly Compensation. "Minimum Average Monthly Compensation" means the average of the Participant's Section 415 Compensation for the five consecutive Plan Years during the Participant's period of employment that yield the highest amount. The five consecutive Plan Years shall not include Plan Years beginning before January 1, 1984, and any Plan Year after the last Plan Year in which this plan is a Top-Heavy Plan, and shall not include or be deemed interrupted by, Plan Years during which the Participant does not earn a Year of Vesting Service.

14.4    Vesting Schedule.
The vesting schedule for each Participant who has an Hour of Service during a Plan Year in which this plan is or becomes a Top-Heavy Plan shall be replaced with the following schedule:

Years of Vesting Service    Vested Percentage

Less than 2 years	-0-
2 years	20%
3 years	40%
4 years	60%
5 years or more	100%

(a)    Cessation. If this plan ceases to be a Top-Heavy Plan, vested percentages shall continue to be determined under this schedule.

(b)    Vesting Schedule Change. Any change in the vesting schedule due to this plan becoming, or ceasing to be, a Top-Heavy Plan shall be treated as an amendment to this plan, and all rules applying to the amendment of a vesting schedule shall apply.

14.5    Collective Bargaining Exclusion.
Employees who are included in a unit of employees covered by a collective bargaining agreement under which the Employer has engaged in good faith negotiations about retirement benefits shall not be entitled to the Minimum Accrued Benefit under Section 14.3 or the accelerated vesting schedule under Section 14.4.

The Employer may rely on the opinion letter issued by the Internal Revenue Service to Warner Norcross + Judd LLP as evidence that this plan is qualified under Code Section 401(a) except to the extent provided in Revenue Procedure 2017-41 or as specified in the opinion letter. The Employer hereby executes this instrument this
14th    day of March    , 2025.

WOLVERINE WORLD WIDE, INC.

By Dave Latchana

Its Chief Legal Officer and Corporate Secretary

Employer

32028996

SCHEDULE A

(a)    Original Plan. Wolverine World Wide, Inc. ("Employer") originally established the Wolverine Employees' Pension Plan, effective January 1, 1969.

(b)    ERISA Restatement. The Employer amended the original plan on May 26, 1977, to comply with Employee Retirement Income Security Act of 1974, effective January 1, 1976. The plan was amended from time to time.

(c)    TEFRA, DEFRA, and REA Amendments. The Employer amended the plan through various instruments to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984, generally effective January 1, 1985.

(d)    TRA'86 Formula Amendment. The Employer amended the plan's benefit formula to comply with the requirements of the Tax Reform Act of 1986 on December 20, 1989, effective January 1, 1989.

(e)    GUST Restatement. The Employer amended and restated the plan on September 25, 2003, to comply with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and subsequent legislation, effective January 1, 1997.

(i)    First Amendment. The Employer amended the plan on September 25, 2003, to comply with the Economic Growth and Tax Relief Reconciliation Act of 2002, generally effective January 1, 2002.

(ii)    Second Amendment. The Employer amended the plan on December 19, 2003, to eliminate 414(k) transfers and place limits on certain benefits, generally effective January 1, 2004.

(iii)    Third Amendment. The Employer amended the plan on July 7, 2004, to generally exclude former employees of Sebago, Inc. and to make other clarifying amendments, generally effective as of July 1, 2004.

(iv)    Fourth Amendment. The Employer amended the plan on September 24, 2004, to include a provision permitting immediate lump sum payments of
$10,000 or less to alternate payees, effective January 1, 1997.

(v)    Fifth Amendment. The Employer amended the plan on September 26, 2005, to reduce the mandatory cashout threshold to $1,000, effective for payments made on or after March 28, 2005.

(vi)    Implementing Amendment. Warner Norcross + Judd LLP ("WNJ"), as sponsor of the volume submitter plan on which this plan is based, adopted an amendment on June 30, 2006, permitting WNJ to amend this plan on behalf of the Employer.
(vii)    Sixth Amendment. The Employer amended the plan on November 30, 2007, to split off and transfer 414(k) accounts to the 401(k) plan of the Employer as required by the Internal Revenue Service, effective January 1, 2003.

(viii)    Seventh Amendment. The Employer amended the plan on November 30, 2007, to permit lump sum distributions of $10,000 or less, effective January 1, 2008.
(ix)    415 Amendment (Eighth Amendment). WNJ adopted an amendment on June 16, 2008, to comply with the requirements of Code Section 415, effective as of the first day of the first limitation year beginning on or after July 1, 2007.
(x)    Ninth Amendment. The Employer amended the plan on January 19, 2009, to exclude employees of Wolverine Colorado, Inc. from participation, effective January 20, 2009.

(xi)    PPA Amendment (Tenth Amendment). WNJ adopted an amendment on December 3, 2009, to comply with the Pension Protection Act of 2006, generally effective as of the first day of the plan year beginning after December 31, 2006.
(xii)    HEART Amendment (Eleventh Amendment). WNJ adopted an amendment on November 29, 2010, to reflect certain provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008, effective as of the dates stated therein.
(f)    EGTRRA Restatement. In accordance with Revenue Procedure 2007-44 and Announcement 2010-20, the Employer amended and restated the plan on March 12, 2012, by adopting a volume submitter plan sponsored by WNJ during the six-year cycle applicable to a pre-approved defined benefit volume submitter plan to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent legislation (the 2006 Cumulative List), effective January 1, 2011.

(i)    First Amendment. The Employer amended the trust provisions on September 1, 2012, effective immediately.

(ii)    Second Amendment. The Employer amended the plan on December 28, 2012, to freeze participation effective January 1, 2013.

(iii)    DOMA Amendment. WNJ amended the plan on October 14, 2014 to change the definition of spouse in accordance with Revenue Ruling 2013-17 and Notice 2014-19 to reflect the decision in United States v. Windsor regarding same sex marriages, effective June 26, 2013.

(iv)    Third Amendment. The Employer amended the plan on December 23, 2014, to authorize a limited lump sum opportunity and to increase the mandatory cashout threshold, effective immediately.

(v)    Fourth Amendment. The Employer amended the plan on December 22, 2016, to authorize a limited lump sum opportunity, effective October 7, 2016.

(vi)    Fifth Amendment. The Employer amended the plan on December 29, 2017, to authorize a limited lump sum opportunity to certain participants, effective October 15, 2017.

(vii)    Sixth Amendment. The Employer amended the plan on December 18, 2018, in connection with the annuitization of certain benefits in pay status, effective immediately.
(viii)    Union Plan Merger. The Employer took action on October 31, 2019, to merge the Wolverine Collectively Bargained Employees' Pension Plan into the Wolverine Employees' Pension Plan, effective as of December 31, 2019. At the time of the merger, the Wolverine Collectively Bargained Employees' Pension Plan had no active participants.

(g)    Second Pre-Approved Cycle. In accordance with Revenue Procedure 2016-37 and Announcement 2018-05, the Employer amended and restated the plan on July 30, 2020, during the second six-year cycle applicable to the WNJ pre-approved defined benefit volume submitter plan to comply with the requirements set forth in Notice 2012-76 (the 2012 Cumulative List), effective January 1, 2020.

(i)    First Amendment. The Employer amended the plan on December 2, 2020, to mitigate the negative impact of the 2020 coronavirus pandemic on certain plan participants who experienced a reduction in compensation and/or time worked during the 2020 plan year.

(ii)    Second Amendment. The Employer amended the plan on December 9, 2021, to provide certain plan participants with the opportunity to commence payment at any time on or after normal retirement date, effective January 1, 2022.

(iii)    Third Amendment. The Employer amended the plan on August 28, 2024, to authorize a limited lump sum opportunity to certain participants, effective September 1, 2024.

(h)    Third Pre-Approved Cycle. In accordance with Revenue Procedure 2016-37 and Announcement 2023-6, the Employer amended and restated the plan during the third six-year cycle applicable to the WNJ pre-approved defined benefit plan to comply with the requirements set forth in Notice 2020-14 (the 2020 Cumulative List), effective January 1, 2025.

-3-